      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2002
                                                      REGISTRATION NO. 333-62740


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 --------------

                             COOPER INDUSTRIES, LTD.
             (Exact Name of Registrant as Specified in its Charter)

               BERMUDA                                        3640                               NOT APPLICABLE
   (State or Other Jurisdiction of                (Primary Standard Industrial                  (I.R.S. Employer
    Incorporation or Organization)                 Classification Code Number)                 Identification No.)

                             600 TRAVIS, SUITE 5800
                            HOUSTON, TEXAS 77002-1001
                            TELEPHONE: (713) 209-8400
                            FACSIMILE: (713) 209-8989
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                            DIANE K. SCHUMACHER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             COOPER INDUSTRIES, INC.
                             600 TRAVIS, SUITE 5800
                            HOUSTON, TEXAS 77002-1001
                            TELEPHONE: (713) 209-8400
                            FACSIMILE: (713) 209-8989
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code of Agent for Service)


                                 --------------

                                   Copies to:

                             MARGARET L. WOLFF, ESQ.
                               SEAN C. DOYLE, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036-6522
                                 (212) 735-3000

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

                                 --------------

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                                 --------------


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.




================================================================================

                                                                   [COOPER LOGO]

                             COOPER INDUSTRIES, INC.
                             600 TRAVIS, SUITE 5800
                            HOUSTON, TEXAS 77002-1001


                                                               [Month day], 2002


Dear Fellow Shareholder:

        We are pleased to present for your approval a proposal for reorganizing your company and changing its place of incorporation from Ohio to Bermuda. If the reorganization is completed, the shares you own of Cooper Industries, Inc. (which we refer to as Cooper Ohio) will automatically become Class A common shares of Cooper Industries, Ltd., a Bermuda company that we recently formed (which we refer to as Cooper Bermuda). The number of Cooper Bermuda shares you will own will be the same as the number of Cooper Ohio shares you own immediately prior to the completion of the reorganization, and your relative economic ownership in the company will remain unchanged. After completion of the reorganization, Cooper Bermuda and its subsidiaries will continue to conduct the business now conducted by Cooper Ohio and its subsidiaries.


        As you are undoubtedly aware, we initially announced the reorganization in June 2001. However, in August we decided to postpone your consideration of the reorganization following the board of directors' authorization of a process to pursue every reasonable strategic alternative that could maximize the value of your shares, including a sale of Cooper Ohio in whole or in parts. Following the recent completion of this strategic alternatives review process, the board of directors concluded that it is in your best interests to move forward with our previously announced reorganization. Our strategic alternatives review process was very careful, deliberate and complete in analyzing how best to maximize shareholder value, however, as a result of intervening circumstances, including the tragic events of September 11, 2001, the bankruptcy of Federal-Mogul Corporation and a very difficult business environment, we received no definitive proposals to acquire the company in whole or in parts.

        We are very excited about the opportunities presented by a Bermuda reincorporation. We believe this change will facilitate the growth of your company by enabling it to gain business, financial and strategic advantages that are not available under our current corporate structure. For example, expansion of the company's international business is an important part of our business strategy and significant growth opportunities exist in the international marketplace. The reorganization should enhance our competitiveness regarding these opportunities. It should also increase our operational flexibility, improve our global tax position and cash flow, and increase our capacity to reduce debt and repurchase stock. Additionally, the company should be a more attractive investment alternative to a wider range of investors.

        Generally, for U.S. federal income tax purposes shareholders of Cooper Ohio who are U.S. holders will recognize gain, if any, but not loss, on the receipt of Cooper Bermuda Class A common shares in exchange for Cooper Ohio common stock pursuant to the reorganization. Further, the holding period for any Cooper Bermuda common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.


        Cooper Ohio common stock is currently traded on the New York Stock Exchange under the symbol "CBE" and, immediately following the reorganization, Cooper Bermuda Class A common shares will be traded on the NYSE under the same symbol.


        This proxy statement/prospectus provides you with detailed information regarding the reorganization. We encourage you to read this entire document carefully. PLEASE CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12.

        The reorganization cannot be completed unless the holders of a majority of our outstanding shares on [Month day], 2002 approve it. The reorganization will be accomplished through a merger of a newly formed acquisition company into Cooper Ohio, which will be the surviving company and continue to exist. Cooper Bermuda will become the parent holding company of Cooper Ohio. Your board of directors has approved the Agreement and Plan of Merger to facilitate the reorganization, and it recommends that you vote "FOR" its adoption.


        We urge you to join us in supporting this important opportunity.

                                          /s/ H. JOHN RILEY, JR.
                                          H. John Riley, Jr.
                                          Chairman, President and
                                          Chief Executive Officer

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        This proxy statement/prospectus is dated [Month day], 2002 and is first being mailed to shareholders on or about[Month day], 2002.

                                  [COOPER LOGO]



                             COOPER INDUSTRIES, INC.

                                 --------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [MONTH DAY], 2002


                                 --------------

To the Shareholders of Cooper Industries, Inc.:


        NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Cooper Industries, Inc. will be held at the J.P. Morgan Chase Center Auditorium, 601 Travis Street, Houston, Texas on [day of week],[Month day], 2002 at 10:00 a.m. for the following purposes:


                     1. To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Cooper Industries, Inc., Cooper Mergerco, Inc. and Cooper Industries, Ltd., a Bermuda company, whereby the company will effectively change its place of incorporation from Ohio to Bermuda by merging Cooper Mergerco, Inc. with Cooper Industries, Inc., which will be the surviving entity and become a wholly-owned, indirect subsidiary of Cooper Industries, Ltd., and pursuant to which each share of Cooper Industries, Inc. will automatically become a share of Cooper Industries, Ltd. and all current shareholders of Cooper Industries, Inc. will become shareholders of Cooper Industries, Ltd.; and

                     2. To transact such other business as may properly come
                before the special meeting.


        The board of directors has fixed the close of business on [Month day], 2002 as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.


        YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.



                                By order of the board of directors:


                                /s/ DIANE K. SCHUMACHER


                                Diane K. Schumacher
                                Senior Vice President and General Counsel

[Month day], 2002

                                TABLE OF CONTENTS


                                                                                                                           PAGE
                                                                                                                           ----

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................................................................iii

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION................................................................................1
            What am I Being Asked to Vote On?.................................................................................1

SUMMARY.......................................................................................................................5
            Parties to the Merger.............................................................................................5
            The Reorganization................................................................................................6
            Reasons for the Reorganization....................................................................................7
            Conditions to Consummation of the Reorganization..................................................................7
            U.S. Federal Income Tax Consequences to Shareholders..............................................................7
            Rights of Shareholders............................................................................................8
            Stock Exchange Listing; Recent Stock Prices.......................................................................8
            Rights of Dissenting Shareholders.................................................................................8
            Accounting Treatment of the Reorganization........................................................................8
            Special Meeting...................................................................................................8
            Recommendation of the Board of Directors..........................................................................9
            Vote Required.....................................................................................................9
            Proxies...........................................................................................................9

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..............................................................................10

SUMMARY PRO FORMA FINANCIAL INFORMATION......................................................................................11

RISK FACTORS.................................................................................................................12

THE REORGANIZATION...........................................................................................................15
            Structure of the Reorganization..................................................................................15
            Background and Reasons for the Reorganization....................................................................15
            The Merger Agreement.............................................................................................18
            Conditions to Consummation of the Merger.........................................................................18
            Effective Time...................................................................................................18
            Amendment or Termination.........................................................................................18
            Automatic Share Conversion.......................................................................................19
            Management of Cooper Bermuda.....................................................................................19
            Required Vote for the Reorganization.............................................................................19
            Rights of Dissenting Shareholders................................................................................20
            Dividends........................................................................................................21
            Stock Compensation Plans.........................................................................................22
            Stock Exchange Listing...........................................................................................22
            Accounting Treatment of The Reorganization.......................................................................22

THE SPECIAL MEETING..........................................................................................................23
            When and Where the Special Meeting Will be Held..................................................................23
            What Will be Voted Upon..........................................................................................23
            Only Cooper Ohio Shareholders of Record as of [Month day], 2002 Are Entitled to Vote.............................23
            Majority of Outstanding Shares Must be Represented For a Vote to be Taken........................................23
            Vote Required For Approval.......................................................................................23
            Voting Your Shares and Changing Your Vote........................................................................23
            How Proxies Are Counted..........................................................................................24
            Cost of Solicitation.............................................................................................25

DESCRIPTION OF AUTHORIZED SHARES OF COOPER INDUSTRIES, LTD...................................................................26
            Authorized Share Capital.........................................................................................26
            Voting...........................................................................................................26
            Dividend Rights..................................................................................................26
            Redemption and Conversion........................................................................................27
            Stock Exchange Listing...........................................................................................27
            Changes to Rights of a Class or Series...........................................................................27
            Quorum for General Meetings......................................................................................28
            Rights upon Liquidation..........................................................................................28
            Sinking Fund.....................................................................................................28
            Liability for Further Calls or Assessments.......................................................................28
            Preemptive Rights................................................................................................28
            Repurchase Rights................................................................................................28
            Compulsory Acquisition of Shares Held by Minority Holders........................................................28
            Transfer Agent...................................................................................................29
            Preferred Shares.................................................................................................29
            Anti-Takeover Provisions.........................................................................................29

COMPARISON OF RIGHTS OF SHAREHOLDERS.........................................................................................31

INCOME TAX CONSEQUENCES OF THE REORGANIZATION................................................................................39
            U.S. Federal Income Tax Consequences to Shareholders.............................................................39
            Bermuda Income Tax Consequences of the Reorganization............................................................42

EXPERTS......................................................................................................................43

LEGAL MATTERS................................................................................................................43

PROPOSALS OF SHAREHOLDERS....................................................................................................43

WHERE YOU CAN FIND MORE INFORMATION..........................................................................................44

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................................................44



ANNEX I   - AGREEMENT AND PLAN OF MERGER
ANNEX II  - MEMORANDUM OF ASSOCIATION OF COOPER INDUSTRIES, LTD.
ANNEX III - AMENDED AND RESTATED BYE-LAWS OF COOPER INDUSTRIES, LTD. ANNEX IV - SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This document contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the reorganization and our financial condition, results of operations and business. This Act protects public companies from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. Forward-looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein. All statements regarding the expected benefits of the reorganization are forward-looking statements. The forward-looking statements may include statements for the period following completion of the reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans" or similar expressions in this document or in the documents incorporated by reference. You should be aware that any forward-looking statements in this document only reflect current expectations and are not guarantees of performance.

         We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

         o an inability to realize expected benefits of the reorganization within the anticipated time frame, or at all;


         o changes in tax laws, tax treaties or tax regulations and the interpretation or enforcement thereof or differing interpretation or enforcement of applicable law by the U.S. Internal Revenue Service or other tax authority;


         o        an inability to execute our business strategy;

         o costs or difficulties related to the reorganization and related transactions, which could be greater than expected;

         o changes in the rate of economic growth in the United States and other major international economies;

         o        changes in trade, monetary and fiscal policies worldwide;

         o        currency fluctuations;

         o        outcomes of pending and future litigation;

         o        increasing competition by foreign and domestic companies;


         o resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing;


         o        changes in capital needs; and

         o changing rates of inflation and other economic or business conditions.

         Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document.

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

WHAT AM I BEING ASKED TO VOTE ON?

         You are being asked to vote in favor of a merger by which Cooper Ohio will become a wholly-owned, indirect subsidiary of a new holding company, Cooper Bermuda. Your shares of Cooper Ohio common stock will automatically become an identical number of Cooper Bermuda Class A common shares.

HOW WILL THE REORGANIZATION BE ACCOMPLISHED?


         A new Ohio company, which has been formed specifically for the merger, will merge into Cooper Ohio. Cooper Ohio will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Cooper Bermuda. As a result of the merger, each currently outstanding share of Cooper Ohio will automatically convert into a Class A common share of Cooper Bermuda. This procedure allows you to become a shareholder in Cooper Industries, Ltd., the new Bermuda parent company of the entire Cooper Industries group. After this merger, you will own an interest in a Bermuda holding company which, together with its subsidiaries, will continue to be engaged in the same business that Cooper Ohio and its subsidiaries were engaged in before the merger. The additional steps in the reorganization are fully described in "The Reorganization -- Structure of the Reorganization" on page 15. YOUR PROPORTIONATE OWNERSHIP AND RELATIVE VOTING RIGHTS WILL NOT CHANGE AS A RESULT OF THE REORGANIZATION.


WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS REORGANIZATION?

         We believe that a significant portion of our business is currently, and in the future a greater portion will be, generated from non-U.S. markets. We believe the reorganization will allow us to take advantage of financial and other business opportunities that are not available under our current corporate structure, including:

o        Maximization of our potential business growth and cash flow;

o        Improvement of our worldwide effective tax rate;

o Use of the greater cash flow to invest for further earnings growth, including by developing higher growth product lines and acquiring complementary higher growth electrical and electronic businesses;

o Use of the greater cash flow to reduce the amount of our debt and repurchase stock; and

o Expansion of our investor base as our Company's shares may become more attractive to non-U.S. investors.


See "The Reorganization -- Background and Reasons for the Reorganization" on page 15 in this proxy statement/prospectus.

         It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of substantially reducing or eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would have a material adverse effect on the tax consequences of the reorganization to the company or the tax consequences of the future operations of the reorganized company and its subsidiaries. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.


WILL THE REORGANIZATION DILUTE MY OWNERSHIP INTEREST?

         No. The reorganization will not dilute your ownership interest. Immediately after the reorganization is consummated you will own the same percentage of Cooper Bermuda Class A common shares as you own of Cooper Ohio common stock immediately prior to the completion of the reorganization. In the reorganization, Cooper Bermuda will issue its Class B common shares to Cooper Ohio. Only Cooper Ohio and other wholly-owned subsidiaries of Cooper Bermuda will own the Class B common shares. Consequently, the Cooper Bermuda Class B common shares that are held by Cooper Ohio will not dilute your ownership interest because Cooper Ohio will be a wholly-owned, indirect subsidiary of Cooper Bermuda.

         The Cooper Bermuda Class B common shares are convertible by the holder into Class A common shares in two circumstances: (1) to satisfy obligations under stock plans of Cooper Bermuda and its subsidiaries and (2) as consideration for acquisitions. See "Description of Authorized Shares of Cooper Industries, Ltd. -- Redemption and Conversion" on page 27 in this proxy statement/prospectus.


WHY IS THE COMPANY PROPOSING THIS REORGANIZATION?


         The reorganization proposal was initially announced in June 2001 and was postponed following the decision of the board of directors of Cooper Ohio in August 2001 to authorize a process to review Cooper Ohio's strategic alternatives. At that time, Cooper Ohio was authorized to pursue every reasonable alternative that could maximize value for shareholders, including a sale of Cooper Ohio in whole or in parts. After a careful, deliberate and complete review of all the available alternatives with management and its advisors, the board of directors concluded that it is in the best interests of the Cooper shareholders to move forward with the previously announced reorganization.

         The objective of the reorganization is to enhance shareholder value. However, we cannot predict what impact, if any, the reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many things, including changes in the tax laws and treaties of the various jurisdictions where we operate which may reduce or eliminate any improvement in our global tax rate.


WILL COOPER OHIO SHAREHOLDERS BE TAXED AS A RESULT OF THE REORGANIZATION?


         Generally, for U.S. federal income tax purposes, shareholders who are U.S. holders will recognize gain, if any, but not loss, on the receipt of Cooper Bermuda Class A common shares in the merger. Such a holder will generally recognize gain equal to the difference, if any, between the fair market value of the Cooper Bermuda Class A common shares received in exchange for Cooper Ohio common stock in the merger and the holder's adjusted tax basis in the holder's shares of Cooper Ohio common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any gain with respect to the reorganization should begin the day after the effective date of the reorganization. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of Cooper Ohio common stock in the merger, but their aggregate adjusted tax basis in the Cooper Bermuda Class A common shares received would equal the aggregate adjusted tax basis of their shares of Cooper Ohio common stock. Thus, any loss would be preserved.


         WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

WILL COOPER OHIO BE TAXED AS A RESULT OF THE REORGANIZATION?


         Based on current estimates of the fair market value of the assets transferred to Cooper Bermuda in connection with the reorganization, we believe that Cooper Ohio will not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. It should be noted, however, that the IRS may not agree with this conclusion. If the IRS were to successfully challenge this conclusion, this could have a material adverse effect on the company.

         It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of substantially reducing or eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would have a material adverse effect on the tax consequences of the reorganization to the company or the tax consequences of the future operations of the reorganized company and its subsidiaries. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.



WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

         We hope to complete the merger shortly after the special meeting of Cooper Ohio shareholders, assuming that it is approved by shareholders at that meeting.

WHY WAS BERMUDA SELECTED AS THE DOMICILE OF THE NEW PARENT COMPANY?

         We chose Bermuda for its political stability, legal framework and business friendly environment. The first international (i.e., not locally owned) company was incorporated in Bermuda in the 1930s, and there are currently many companies domiciled there which are publicly traded on U.S. and European markets. Under current Bermuda law, a Bermuda company is not required to pay taxes in Bermuda on either income or capital gains. In addition, despite certain differences, the corporate legal system, based on English law, is such that your rights as a Cooper Bermuda shareholder will be substantially unchanged from your rights as a shareholder in Cooper Ohio. We encourage you to read the section "Comparison of Rights of Shareholders" beginning on page 31 for a more detailed description of the differences between your rights under Ohio law and under Bermuda law.


WILL THE PROPOSAL AFFECT CURRENT OPERATIONS? WHAT ABOUT THE FUTURE?


         The reorganization, which will move the company's place of incorporation from Ohio to Bermuda, will have no immediate impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of the business, independent of our place of incorporation.


WHAT VOTE IS REQUIRED TO APPROVE THE TRANSACTION?


         In order for us to change our domicile, we need affirmative votes from a majority of the voting power of Cooper Ohio. SHARES FOR WHICH NO VOTES ARE CAST WILL BE TREATED AS THOUGH THEY WERE VOTED AGAINST THE AGREEMENT AND PLAN OF MERGER, SO IT IS VERY IMPORTANT FOR ALL SHAREHOLDERS TO VOTE. See "Special Meeting -- Vote Required For Approval" on page 23.


WILL I BE ABLE TO TRADE MY SHARES DURING THE TIME IT TAKES TO COMPLETE THE REORGANIZATION?

         Yes. You will be able to trade your shares during the time it takes to complete the reorganization.

HOW DO I VOTE IF MY SHARES ARE REGISTERED IN MY NAME?

         After you read this document, you may vote by any one of the following methods:


         (1) CALL 1-877-779-8683 from the U.S. or Canada (this call is toll free) or 001-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight, New York time on [Month day], 2002; or

         (2) GO TO THE WEBSITE: http://www.eproxyvote.com/cbe to vote over the Internet anytime up to 12:00 midnight, New York time on [Month day], 2002; or

         (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. If you are voting by telephone or by the Internet, please do not return your proxy card.


         Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.

HOW DO I VOTE MY SHARES IN THE COOPER INDUSTRIES, INC. RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN ("CO-SAV")?


         If you hold shares of Cooper Ohio through CO-SAV, you must instruct the CO-SAV Trustee, J.P. Morgan Chase Bank, how to vote your shares. The CO-SAV shares are included in your proxy and you instruct the Trustee how to vote your shares by simply submitting your proxy by one of the three methods described above for registered shareholders. If you do not properly submit your proxy (or if you submit your proxy with an unclear voting designation or with no voting designation at all), then the Trustee will vote the shares in your CO-SAV account in proportion to the way the other CO-SAV participants vote their shares. The Trustee will also vote Cooper Ohio common shares not yet allocated to participants' accounts in proportion to the way that CO-SAV participants vote their shares.


HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN STREET NAME?

         After you read this document, you should follow the voting instructions provided by your broker.

IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

         NO. IF YOU DO NOT PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO VOTE YOUR "STREET NAME" SHARES, YOUR BROKER WILL NOT BE PERMITTED TO VOTE THEM. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

         There are three ways in which you may revoke your proxy and change your vote:

         o First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications, Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.


         o Second, you may complete and submit a new, later-dated proxy by any of the three methods described above. The latest dated proxy actually received by Cooper Ohio prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

         o        Third, you may attend the special meeting and vote in person.
                  Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.


         If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.


DO I HAVE TO EXCHANGE MY STOCK CERTIFICATES?

         No. After the merger is completed, your stock certificates will automatically represent the same number of Cooper Bermuda Class A common shares. For further information, please see "The Reorganization -- Automatic Share Conversion" on page 19.


WHO DO I CONTACT WITH FURTHER QUESTIONS?

         Please call the company's proxy solicitor, Georgeson Shareholder Communications, Inc. at (800) 223-2064, or write us at Office of the Secretary, Cooper Industries, Inc., P.O. Box 4446, Houston, Texas 77210-4446.

                                     SUMMARY


         This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger and other transactions more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus, including the annexes, and the other documents we have referred you to. See "Where You Can Find More Information." The Agreement and Plan of Merger is attached as annex I to this proxy statement/prospectus. The Memorandum of Association and Bye-laws that will govern our company once we are incorporated in Bermuda are attached as annexes II and III.


PARTIES TO THE MERGER

      Cooper Industries, Inc.


         Cooper Ohio was incorporated under the laws of the State of Ohio on January 8, 1919. Cooper operates in two business segments: Electrical Products and Tools & Hardware. Cooper manufactures, markets and sells its products and provides services throughout the world. Cooper has manufacturing facilities in 21 countries and currently employs approximately 30,500 people. With its two business segments, Cooper serves four major markets: industrial/utility, construction, electronics/telecom and energy. Markets for Cooper's products and services are worldwide, though the United States is the largest market.


         The Electrical Products segment manufactures, markets and sells electrical and circuit protection products, including fittings, support systems, enclosures, wiring devices, plugs, receptacles, lighting fixtures, fuses, emergency lighting, fire detection systems and security products for use in residential, commercial and industrial construction, maintenance and repair, and electronics and telecom applications. The segment also manufactures, markets and sells products for use by utilities and in industry for electrical power transmission and distribution, including distribution switchgear, transformers, transformer terminations and accessories, capacitors, voltage regulators, surge arresters, pole line hardware and other related power systems components. The segment's product lines are marketed directly to original equipment manufacturers and utilities and to a variety of end users through major distributor chains, retail home centers and thousands of independent distributors.

         The Tools & Hardware segment manufactures, markets and sells hand tools for industrial, construction and consumer markets; automated assembly systems for industrial markets; and electric and pneumatic industrial power tools for general industry, primarily automotive and aerospace manufacturers. The segment's products are sold by a company sales force, independent distributors and retailers.

       Cooper Industries, Ltd.

         Cooper Bermuda is a newly formed Bermuda company and is currently wholly-owned by Cooper Ohio. Cooper Bermuda has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the reorganization and related transactions. As a result of the reorganization, it will become the indirect parent holding company of Cooper Ohio.

       Cooper Mergerco, Inc.

         Cooper Mergerco, Inc. is a newly formed Ohio corporation and a wholly-owned, indirect subsidiary of Cooper Bermuda. Cooper Mergerco was formed to accomplish the proposed merger. It has no significant assets or capitalization and has not engaged in any business or other activities except in connection with its formation and the reorganization and related transactions.

         The principal executive offices of Cooper Ohio, Cooper Bermuda and Cooper Mergerco are located at 600 Travis, Suite 5800, Houston, Texas 77002-1001. The telephone number of each party at that address is (713) 209-8400. The principal registered office of Cooper Bermuda is located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

THE REORGANIZATION (SEE PAGE 15)

         We initially announced the reorganization in June 2001. However, in August we decided to postpone your consideration of the reorganization following the board of directors' authorization of a process to pursue every reasonable strategic alternative that could maximize the value of your shares, including a sale of Cooper Ohio in whole or in parts. Following the recent completion of this strategic alternatives review process, the board of directors concluded that it is in your best interests to move forward with our previously announced reorganization. Our strategic alternatives review process was very careful, deliberate and complete in analyzing how best to maximize shareholder value, however, as a result of intervening circumstances, including the tragic events of September 11, 2001, the bankruptcy of Federal-Mogul Corporation and a very difficult business environment, we received no definitive proposals to acquire the company in whole or in parts. Please read the section entitled "The Reorganization -- Background and Reasons for the Reorganization -- Background" for a more detailed description of the events that took place since June 2001.

         Our board of directors has approved and recommends that you adopt the Agreement and Plan of Merger which effectively changes your company's place of incorporation from Ohio to Bermuda. The reorganization will be accomplished through the merger of Cooper Mergerco into Cooper Ohio. Cooper Ohio will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Cooper Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger, your shares of Cooper Ohio common stock will automatically become Cooper Bermuda Class A common shares so that you will own shares in a Bermuda corporation rather than an Ohio corporation. For a more detailed description of the differences between your rights under Ohio law and under Bermuda law, please see "Comparison of Rights of Shareholders" on page 31. After completion of the reorganization, Cooper Bermuda and its subsidiaries will continue to conduct the business that Cooper Ohio and its subsidiaries now conduct.


         The reorganization involves the following steps:


                  1. As part of the reorganization, Cooper Ohio will transfer the shares of certain subsidiaries (the "Transferred Assets") to Cooper Bermuda in exchange for that number of Cooper Bermuda Class B common shares, par value US$.01 per share, which has a fair market value equal to the fair market value of the Transferred Assets. For U.S. federal income and withholding tax purposes, Cooper Ohio will be required to recognize gain, but not loss, on any assets transferred to Cooper Bermuda in the reorganization. Based on current estimates of the fair market value of the Transferred Assets, we believe that Cooper Ohio will not incur a material amount of U.S. federal income or withholding taxes as a result of this transaction. For a description of the terms of the Cooper Bermuda Class B common shares, please see the discussion under "Description of Authorized Shares of Cooper Industries, Ltd." on page 26.


                  2. Cooper Mergerco will merge into Cooper Ohio. Cooper Ohio will be the surviving entity and become a wholly-owned, indirect subsidiary of Cooper Bermuda.


                  3. In the merger, the outstanding shares of Cooper Ohio will automatically convert by operation of law into Class A common shares of Cooper Bermuda, and the current shareholders of Cooper Ohio will own exactly the same number of Cooper Bermuda Class A common shares as they currently own in Cooper Ohio. For a description of the terms of the Cooper Bermuda Class A common shares, please see the discussion under "Description of Authorized Shares of Cooper Industries, Ltd." on page 26.

                  4. Immediately following the merger, the number of Cooper Bermuda Class B common shares owned by Cooper Ohio will be adjusted to reflect the relative fair market values as of the effective date of the Transferred Assets and Cooper Ohio, based on the market value of the Cooper Ohio common shares. We currently estimate the aggregate number of Class B common shares to be issued in the exchange to be approximately 54 million.


         Shareholders are not required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of Cooper Ohio shall automatically represent the same number of Cooper Bermuda Class A common shares. Following the merger, certificates bearing the name of Cooper Bermuda will be issued in the normal course upon surrender of certificates bearing the name of Cooper Ohio for exchange or transfer.

REASONS FOR THE REORGANIZATION (SEE PAGE 15)


         International activities are an important part of our current business. Expansion of our international business is an important part of our current business strategy and significant growth opportunities exist in the international marketplace. Growth through acquisitions and investment in higher growth product lines are also important parts of our strategy. We believe that reorganizing as a Bermuda corporation will allow us to implement our business strategy more effectively.


         We believe that the reorganization should improve our global tax position and should maximize potential growth and cash flow. We anticipate that the reorganization may result in significant tax savings net of tax costs. These savings are expected to result in a reduction in our annual effective tax rate from approximately 32% to within a range from 20% to 25% over the next several years as a result of the reorganization and transferring the Transferred Assets to Cooper Bermuda, after accounting for (1) taxes, if any, incurred on the transfer of the Transferred Assets to Cooper Bermuda, (2) taxes incurred by Cooper Ohio with respect to distributions on the Cooper Bermuda Class B common shares, and (3) the taxability of any gains realized by Cooper Ohio with respect to any disposition of the Cooper Bermuda Class B common shares. However, we cannot give any assurance as to what our annual effective tax rate will be after the reorganization. After the reorganization our tax rate will depend on, among other things, the level and geographic mix of our earnings and changes in tax laws, treaties and policies and the interpretation of such laws, treaties and policies in the jurisdictions where we operate which may reduce or eliminate any improvements in our global tax position. Our actual effective tax rate may vary materially from our expectation.


         Any improvement in our cash flow will allow the company to develop higher growth product lines and to acquire higher-growth electrical and electronic businesses. Increased cash flow would also put the company in a better position to reduce the amount of its debt.


         We believe that the reorganization will increase the company's attractiveness to non-U.S. investors and result in a more favorable corporate structure for expansion of our current business. We encourage you to read the section titled "The Reorganization -- Background and Reasons for the Reorganization -- Reasons for the Reorganization" for a more detailed discussions of these reasons.

         For a discussion of the risk factors associated with the reorganization, please see the discussion under "Risk Factors" on page 12.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION (SEE PAGE 18)


         The consummation of the reorganization is conditioned on several factors, including the affirmative vote of a majority of the voting power of Cooper Ohio, and that none of the parties to the Agreement and Plan of Merger is subject to any governmental authority which prohibits the consummation of the reorganization.


         For a discussion of the other conditions, please see "The Reorganization -- The Merger Agreement -- Conditions to Consummation of the Merger" on page 18.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS (SEE PAGE 39)

         Generally, for U.S. federal income tax purposes, shareholders who are U.S. holders will recognize gain, if any, but not loss, on the receipt of Cooper Bermuda Class A common shares in the reorganization. Such a holder will generally recognize gain equal to the difference, if any, between the fair market value of the Cooper Bermuda Class A common shares received in exchange for Cooper Ohio common stock in the reorganization and the holder's adjusted tax basis in the holder's shares of Cooper Ohio common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any gain with respect to the reorganization should begin the day after the effective date of the reorganization. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of Cooper Ohio common stock in the reorganization, but their aggregate adjusted tax basis in the Cooper Bermuda Class A common shares received would equal the aggregate adjusted tax basis of their shares of Cooper Ohio common stock. Thus, any loss would be preserved.

         WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.


         A more detailed discussion of the material U.S. federal income tax consequences of the reorganization to the shareholders is set forth under the heading "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Shareholders" on page 39.

RIGHTS OF SHAREHOLDERS (SEE PAGE 31)

         The principal attributes of the Cooper Ohio common stock and the Cooper Bermuda Class A common shares will be similar. There are differences, however, between the rights of shareholders under Ohio law and Bermuda law. In addition, there are differences between our current articles of incorporation and regulations and Cooper Bermuda's memorandum of association and bye-laws. We encourage you to read the section titled "Comparison of Rights of Shareholders" on page 31 for a more detailed discussion of these differences.

STOCK EXCHANGE LISTING; RECENT STOCK PRICES (SEE PAGE 22)

         Immediately following the merger, Cooper Bermuda's Class A common shares will be listed on the New York Stock Exchange under the symbol "CBE," the same symbol under which Cooper Ohio's common stock is currently listed. Since the Cooper Bermuda Class B common shares will be held only by Cooper Ohio and other wholly-owned subsidiaries of Cooper Bermuda, they will not be registered with the Securities and Exchange Commission or publicly traded. We have been advised by Standard & Poor's that the pending change of our place of incorporation from Ohio to Bermuda should not affect the company's status as a member of the S&P 500.

         The closing price per share of our shares on the New York Stock Exchange was $[xx.xx] on [Month day], 2002, the last trading day prior to the date of this proxy statement/prospectus. The high and low per share sales prices of our shares on the New York Stock Exchange were $35.20 and $34.65 on February 12, 2002, the last trading day prior to the announcement that Cooper Ohio had completed its strategic alternatives review process and determined to proceed with the reorganization.

RIGHTS OF DISSENTING SHAREHOLDERS (SEE PAGE 20)


         Under the Ohio General Corporation Law, shareholders of record as of the record date for the special meeting who comply with the applicable requirements of Ohio law will have the right to seek an appraisal of the fair cash value of their shares. We have included a copy of the provisions of Ohio law that govern appraisal rights as annex IV.


ACCOUNTING TREATMENT OF THE REORGANIZATION (SEE PAGE 22)


         The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in the historical consolidated carrying amount of assets, liabilities and shareholders' equity.


SPECIAL MEETING (SEE PAGE 23)

         Time, Date, Place. The special meeting of shareholders will be held at 10:00 a.m., local time, on [Month day], 2002, at the J.P. Morgan Chase Center Auditorium, 601 Travis Street, Houston, Texas.

         Record Date. Only shareholders of record at the close of business on [Month day], 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting.


         Quorum. The presence, in person or by proxy, of shareholders holding a majority of the voting power of Cooper Ohio will constitute a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS


         THE BOARD OF DIRECTORS OF COOPER OHIO APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.

VOTE REQUIRED (SEE PAGE 23)

         ADOPTION OF THE AGREEMENT AND PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER OF COOPER OHIO. ABSTENTIONS AND BROKER NON-VOTES WILL THEREFORE BE COUNTED AS VOTES AGAINST ADOPTION OF THE MERGER AGREEMENT. As of the [Month day], 2002 record date, there were [xx,xxx,xxx] shares of Cooper Ohio common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately [xxx,xxx] shares of our common stock, which represents approximately [.xx]% of the outstanding Cooper Ohio common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.

PROXIES (SEE PAGE 23)


      General

         Shareholders of record and beneficial owners of shares in CO-SAV may vote by any one of the following methods:


         (1) CALL 1-877-779-8683 from the U.S. or Canada (this call is toll free) or 001-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight, New York time on [Month day], 2002; or

         (2) GO TO THE WEBSITE: http://www.eproxyvote.com/cbe to vote over the Internet anytime up to 12:00 midnight, New York time on [Month day], 2002; or

         (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. If you are voting by telephone or by the Internet, please do not return your proxy card.


         If you hold your Cooper Ohio shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

      Revocation

         There are three ways in which you may revoke your proxy and change your vote:

         o First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications, Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

         o Second, you may complete and submit a new later-dated proxy by any of the three methods described above. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.


         o        Third, you may attend the special meeting and vote in person.
                  Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.


If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


         The selected historical consolidated financial data of Cooper Ohio in the table below were derived from Cooper Ohio's audited consolidated financial statements as of and for the five years ended December 31, 2001. This data should be read in conjunction with the audited financial statements of Cooper Ohio, including the notes to the financial statements, incorporated by reference into this proxy statement/prospectus.


         We have not included data for Cooper Bermuda because it did not conduct business during any of the periods discussed below.




                                                                                  YEARS ENDED DECEMBER 31,
                                                          -------------------------------------------------------------------------
                                                              2001            2000           1999           1998         1997(1)
                                                          ------------    ------------   ------------   ------------   ------------

INCOME STATEMENT DATA:
     Revenues .........................................   $    4,209.5    $    4,459.9   $    3,868.9   $    3,651.2   $    3,415.6

     Income from continuing operations ................   $      261.3    $      357.4   $      331.9   $      335.9   $      310.0
     Income from discontinued operations
         (Automotive Products), net of taxes ..........          (30.0)             --             --           87.1           84.6
                                                          ------------    ------------   ------------   ------------   ------------
     Net income .......................................   $      231.3    $      357.4   $      331.9   $      423.0   $      394.6
                                                          ============    ============   ============   ============   ============

INCOME PER COMMON SHARE DATA:
     Basic --
         Income from continuing operations ............   $       2.78    $       3.82   $       3.53   $       2.97   $       2.64
         Income from discontinued operations
              (Automotive Products), net of taxes .....           (.32)             --             --            .77            .72
                                                          ------------    ------------   ------------   ------------   ------------
     Net income .......................................   $       2.46    $       3.82   $       3.53   $       3.74   $       3.36
                                                          ============    ============   ============   ============   ============

     Diluted --
     Income from continuing operations ................   $       2.75    $       3.80   $       3.50   $       2.93   $       2.57
     Income from discontinued operations
              (Automotive Products), net of taxes .....           (.31)             --             --            .76            .69
                                                          ------------    ------------   ------------   ------------   ------------
     Net income .......................................   $       2.44    $       3.80   $       3.50   $       3.69   $       3.26
                                                          ============    ============   ============   ============   ============

BALANCE SHEET DATA (at period end):
Total assets ..........................................   $    4,611.4    $    4,789.3   $    4,143.4   $    3,779.1   $    5,507.3
Long-term debt, excluding current maturities ..........        1,107.0         1,300.8          894.5          774.5        1,272.2
Shareholders' equity ..................................        2,023.2         1,904.2        1,743.1        1,563.6        2,683.5

CASH DIVIDENDS PER COMMON SHARE .......................   $       1.40    $       1.40   $       1.32   $       1.32   $       1.32



---------
(1) Includes the results of the Kirsch window treatment operation for the five-month period ended May 30, 1997. Kirsch was sold to Newell Co. on May 30, 1997.

         In October 1998, Cooper Ohio sold its Automotive Products segment for $1.9 billion in proceeds. The financial information in the above table excludes the 1998 and 1997 results of the Automotive Products segment from income from continuing operations. The discontinued segment's results are presented separately in the caption, "Income from discontinued operations (Automotive Products), net of taxes." A $30 million charge, net of a $20 million income tax benefit was recorded in 2001 related to potential asbestos obligations associated with the Automotive Products segment.

                     SUMMARY PRO FORMA FINANCIAL INFORMATION


        A pro forma condensed consolidated balance sheet for Cooper Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of Cooper Ohio as of December 31, 2001. That balance sheet is included in Cooper Ohio's Annual Report on Form 10-K for the year ended December 31, 2001.

        A pro forma condensed consolidated income statement for Cooper Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statement of Cooper Ohio for the year ended December 31, 2001. That income statement is included in Cooper Ohio's Annual Report on Form 10-K for the year ended December 31, 2001.


        Costs incurred in connection with the reorganization are not expected to be material and are expensed as incurred.

                                  RISK FACTORS

THE REORGANIZATION WILL RESULT IN A TAXABLE GAIN TO CERTAIN COOPER OHIO SHAREHOLDERS.


         Generally, for U.S. federal income tax purposes, shareholders who are U.S. holders will recognize gain, if any, but not loss, on the receipt of Cooper Bermuda Class A common shares in the reorganization. Such a holder will generally recognize gain equal to the excess, if any, of the fair market value of the Cooper Bermuda Class A common shares received in exchange for Cooper Ohio common stock in the reorganization over the holder's adjusted tax basis in the shares of Cooper Ohio common stock exchanged therefor. Generally, any such gain will be capital gain. Further, the holding period for any Cooper Bermuda Class A common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of Cooper Ohio common stock in the reorganization, but their aggregate adjusted tax basis in the Cooper Bermuda Class A common shares received would equal the aggregate adjusted tax basis of their shares of Cooper Ohio common stock. Thus, subject to any subsequent increases in the fair market value of the Cooper Bermuda Class A common shares, any loss would be preserved. The holding period for any Cooper Bermuda Class A common shares received by U.S. holders with a loss on their Cooper Ohio common stock will include the holding period of the Cooper Ohio common stock exchanged therefor.


         WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.


COOPER BERMUDA AND ITS SUBSIDIARIES AND SHAREHOLDERS COULD INCUR A MATERIAL AMOUNT OF TAXES IF THERE ARE UNFAVORABLE CHANGES IN TAX LAWS OR THEIR INTERPRETATION.

         Several members of the United States Congress have introduced legislation that, if enacted, would have the effect of substantially reducing or eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would have a material adverse effect on the tax consequences of the reorganization to the company or the tax consequences of the future operations of the reorganized company and its subsidiaries. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.

         In addition, the IRS or other taxing authority could disagree with our assessment of the effects or interpretation of existing laws, regulations and treaties, which could have a material adverse effect on the tax consequences of the reorganization to the company or the tax consequences of the future operations of the reorganized company and its subsidiaries.

THE REORGANIZATION COULD RESULT IN A TAXABLE GAIN TO COOPER OHIO.

         In connection with the reorganization, Cooper Ohio intends to exchange the Transferred Assets for the Class B common shares of Cooper Bermuda. Cooper Ohio will be subject to U.S. federal income tax on the gain, if any, realized on the exchange. Based on current estimates of the fair market value of the Transferred Assets and the Cooper Bermuda Class B common shares, we believe that Cooper Ohio will not incur a material amount of U.S. federal income or withholding tax as a result of the reorganization. Although the company believes that such determination is correct, any such determination will not be binding on the Internal Revenue Service, which may assert that the fair market value of the Class B common shares is different than that determined, resulting in income or withholding tax. Therefore, while we expect that the company should not incur a material amount of U.S. federal taxes as a result of the exchange of the Transferred Assets for the Class B common shares, there can be no assurance that the IRS will not contest such determination or that the IRS will not succeed in any such contest.

COOPER BERMUDA MAY BECOME SUBJECT TO U.S. CORPORATE INCOME TAX, WHICH WOULD REDUCE COOPER BERMUDA'S NET INCOME.


         Cooper Ohio currently is subject to U.S. corporate income tax on its worldwide income. After the reorganization, Cooper Ohio and its subsidiaries will continue to be subject to U.S. corporate income tax on their operations. Cooper Bermuda anticipates that its non-U.S. operations will not be subject to U.S. corporate income tax other than withholding taxes imposed on U.S. source income.

         Cooper Bermuda and other non-U.S. Cooper affiliates intend to conduct their operations in a manner that will cause them not to be engaged in the conduct of a trade or business in the U.S. Based on compliance with guidelines designed to ensure that Cooper Bermuda and its non-U.S. affiliates do not engage in the conduct of a U.S. trade or business, Cooper Bermuda and its non-U.S. affiliates believe that they should not be required to pay U.S. corporate income tax, other than withholding tax on U.S. source income. However, if the IRS successfully contends that Cooper Bermuda or any of its non-U.S. affiliates are engaged in a trade or business in the U.S., Cooper Bermuda or that non-U.S. affiliate would be required to pay U.S. corporate income tax on income that is subject to the taxing jurisdiction of the U.S., and possibly the U.S. branch profits tax.


THE ENFORCEMENT OF JUDGMENTS IN SHAREHOLDER SUITS AGAINST COOPER BERMUDA MAY BE MORE DIFFICULT.

         Cooper Bermuda is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Cooper Bermuda in United States courts. Cooper Bermuda will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Cooper Industries, Inc. (Cooper Ohio) located at 600 Travis, Suite 5800, Houston, Texas 77002-1001, be its United States agent appointed for that purpose.

         Cooper Bermuda has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. Cooper Bermuda has also been advised by Appleby, Spurling & Kempe that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation, by action on the debt evidenced by the court's judgment. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

         o the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

         o the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.


         A Bermuda court may impose civil liability on Cooper Bermuda or its directors or officers in a suit brought in the Supreme Court of Bermuda against Cooper Bermuda or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law. For a discussion of such violations please see "Comparison of Rights of Shareholders" on page 31.


ANTI-TAKEOVER PROVISIONS IN COOPER BERMUDA'S BYE-LAWS AND ITS SHAREHOLDERS RIGHTS PLAN WILL MAINTAIN CERTAIN EXISTING ANTI-TAKEOVER PROVISIONS OF COOPER OHIO.

         Provisions in Cooper Bermuda's bye-laws and shareholders rights plan, which replicate certain provisions of Cooper Ohio's articles of incorporation, regulations and shareholders rights plan, could discourage unsolicited takeover bids from third parties or the removal of incumbent management. These provisions include:

         o        a classified board of directors;

         o the requirement that 80% of the voting power of Cooper Bermuda approve certain business combinations unless those business combinations are approved by two-thirds of the continuing directors of Cooper Bermuda or meet certain fair price requirements set forth in Cooper Bermuda's bye-laws; and

         o the possible dilution of a potential acquiror's interest in Cooper Bermuda as a result of the operation of the shareholders rights plan.

         Similar to the authority of Cooper Ohio's board of directors, the board of directors of Cooper Bermuda also may issue preferred shares and determine their rights and qualifications. The issuance of preferred shares may delay, defer or prevent a merger, amalgamation, tender offer or proxy contest involving Cooper Bermuda. This may cause the market price of Cooper Bermuda shares to decrease significantly.

                               THE REORGANIZATION

STRUCTURE OF THE REORGANIZATION


         The board of directors has approved and recommends that you adopt the Agreement and Plan of Merger whereby we will change our place of incorporation from Ohio to Bermuda. The reorganization will be accomplished through the merger of Cooper Mergerco into Cooper Ohio. Cooper Ohio will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Cooper Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger your shares of Cooper Ohio common stock will automatically become the same number of Cooper Bermuda Class A common shares.


         After completion of the reorganization, you will own an interest in a Bermuda holding company which, through Cooper Ohio and its other subsidiaries, will be engaged in the same business that Cooper Ohio and its subsidiaries were engaged in prior to the reorganization.

         The reorganization involves the following steps:


                  1. As part of the reorganization, Cooper Ohio will transfer the Transferred Assets to Cooper Bermuda in exchange for that number of Cooper Bermuda Class B common shares, par value US$.01 per share, which has a fair market value equal to the fair market value of the Transferred Assets. For U.S. federal income and withholding tax purposes, Cooper Ohio will be required to recognize gain, but not loss, on any assets transferred to Cooper Bermuda in the reorganization. Based on current estimates of the fair market value of the Transferred Assets, we believe that Cooper Ohio will not incur a material amount of U.S. federal income or withholding taxes as a result of this transaction. For a description of the terms of the Cooper Bermuda Class B common shares, please see the discussion under "Description of Authorized Shares of Cooper Industries, Ltd." on page 26.


                  2. Cooper Mergerco will merge into Cooper Ohio. Cooper Ohio will be the surviving entity and become a wholly-owned, indirect subsidiary of Cooper Bermuda.


                  3. In the merger, the outstanding shares of Cooper Ohio will automatically convert by operation of law into Class A common shares of Cooper Bermuda, and the current shareholders of Cooper Ohio will own exactly the same number of Cooper Bermuda Class A common shares as they currently own in Cooper Ohio. For a description of the terms of the Cooper Bermuda Class A common shares, please see the discussion under "Description of Authorized Shares of Cooper Industries, Ltd." on page 26.

                  4. Immediately following the merger, the number of Cooper Bermuda Class B common shares owned by Cooper Ohio will be adjusted to reflect the relative fair market values as of the effective date of the Transferred Assets and Cooper Ohio, based on the market value of the Cooper Ohio common shares. We currently estimate the aggregate number of Class B common shares to be issued in the exchange to be approximately 54 million.


         In addition, Cooper Bermuda expects to guarantee certain indebtedness of its subsidiaries following completion of the reorganization.

BACKGROUND AND REASONS FOR THE REORGANIZATION


         Background

         On June 11, 2001, Cooper Ohio announced that its board of directors approved a plan to reorganize the company and change its place of incorporation from Ohio to Bermuda. At the end of July, in connection with the reorganization Cooper Ohio mailed a proxy statement/prospectus to its shareholders for a special shareholders meeting to be held on August 30, 2001.

         On August 1, 2001, Danaher Corporation announced that it had made an unsolicited acquisition proposal to Cooper Ohio. The proposal contemplated a stock and cash transaction that was valued by Danaher in the range of $54 to $58 per share based on Danaher's share price at the time and was subject to due diligence. On August 8, 2001, Cooper Ohio's board of directors rejected Danaher's proposal and authorized management and its financial advisors to explore all strategic alternatives that would maximize shareholder value, including mergers, sales, strategic alliances, acquisitions or other similar strategic alternatives. In addition, Cooper Ohio announced the postponement of the August 30 special shareholders meeting so that Danaher would not be in a position to perpetuate misconceptions about the merits of the reincorporation and management could focus its attention on exploring all strategic alternatives.

         For the next seven months Cooper Ohio together with its financial advisors conducted a careful, deliberate and complete process to analyze every reasonable alternative that could maximize value for the company's shareholders, including a sale of Cooper Ohio in whole or in parts. However, as a result of various intervening events, including the tragic events of September 11, 2001, the Federal-Mogul bankruptcy and a very difficult business environment, Cooper Ohio did not receive any definitive proposals to acquire the company, as a whole or in parts. Accordingly, on February 13, 2002, Cooper Ohio announced that the process had been completed, and after a thorough review of all available alternatives, its board of directors concluded that it is in the best interests of the company and its shareholders to move forward with its previously announced plan to reincorporate in Bermuda.

         Reasons for the Reorganization

         Following a seven month process of reviewing every reasonable alternative that could maximize value for Cooper Ohio's shareholders that resulted in no definitive proposals to acquire the company in whole or in parts, Cooper Ohio's board of directors concluded it is in the best interests of the company and its shareholders to move forward with its previously announced plan to reincorporate in Bermuda. The reasons for this determination are as follows.

         International activities are an important part of our current business. In 2001, our international revenues accounted for 29% of total revenues. We have manufacturing facilities in 21 countries with approximately 47% of our manufacturing facilities located outside the United States, and we currently employ approximately 13,000 persons outside the United States. Expansion of our international business is an important part of our current business strategy and significant growth opportunities exist in the international marketplace. Growth through acquisitions and investment in higher growth product lines are also important parts of our strategy. In light of this, the board of directors of Cooper Ohio believes that reorganizing Cooper Ohio as a Bermuda company will allow us to implement our business strategy more effectively.


         In particular, the board is recommending the reorganization because it believes that the reorganization will improve our global tax position and should maximize potential growth and cash flow.


         o We anticipate that the reorganization may result in significant tax savings net of tax costs. These savings are expected to result in a reduction in our annual effective tax rate from approximately 32% to within a range from 20% to 25% over the next several years as a result of the reorganization and transferring the Transferred Assets to Cooper Bermuda, after accounting for (1) taxes, if any, incurred on the transfer of the Transferred Assets to Cooper Bermuda, (2) taxes incurred by Cooper Ohio with respect to distributions on the Cooper Bermuda Class B common shares, and (3) the taxability of any gains realized by Cooper Ohio with respect to any disposition of the Cooper Bermuda Class B common shares. However, we cannot give any assurance as to what our annual effective tax rate will be after the reorganization. After the reorganization our tax rate will depend on, among other things, the level and geographic mix of our earnings and changes in tax laws, treaties and policies and the interpretation of such laws, treaties and policies in the jurisdictions where we operate which may reduce or eliminate any improvement in our global tax position. Our actual effective tax rate may vary materially from our expectation.


         As a result of an improvement in cash flow we believe we will be able to:

         o        maximize existing business growth and cash flow.

         o allow the company to develop higher growth product lines and to acquire higher-growth electrical and electronic businesses by virtue of the increased cash flow.

         o position the company to reduce the amount of its debt and repurchase its stock with the additional cash flow.

         In addition, the board believes that the reorganization will result in a more favorable corporate structure for expansion of our current business because it will facilitate the cost effective acquisition and operation of non-U.S. businesses.

         The board also believes that the reorganization will increase Cooper Bermuda's attractiveness to non-U.S. investors. Distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes under the Internal Revenue Code. In addition, estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. As we will be a non-U.S. corporation following the reorganization, these taxes will generally no longer be applicable to non-U.S. investors. Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by Cooper Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Cooper Bermuda common stock (other than by shareholders resident in Bermuda). Cooper Bermuda is not aware of any other taxes that non-U.S. residents might incur that could discourage an investment in Cooper Bermuda as compared to an investment in Cooper Ohio. As a result, non-U.S. investors may be more receptive to an investment in Cooper Bermuda Class A common shares. Cooper Bermuda will be indirectly subject to U.S. tax on income earned from its U.S. business much as we are now. However, we believe the reorganization:

         o        will improve our worldwide effective tax rate;

         o may facilitate foreign tax savings through a more flexible corporate structure; and

         o may provide future U.S. tax savings to the extent that new foreign businesses may be held by Cooper Bermuda without any intervening U.S. owners.

         Thus the new corporate structure should give us greater flexibility in seeking to lower our worldwide tax liability and effective tax rate.


         It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of substantially reducing or eliminating the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the reorganization. As a result, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which would have a material adverse effect on the tax consequences of the reorganization to the company or its shareholders or the tax consequences of the future operations of the reorganized company and its subsidiaries. If in response to any such changes the reorganized company or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional material adverse tax consequences to the company or its shareholders.

         In addition to the potential benefits described above, the reorganization will expose you to some risks. Please see the discussion under "Risk Factors" on page 12. There are also differences between the Ohio and the Bermuda corporate law and the organizational documents of Cooper Ohio and Cooper Bermuda. For a discussion of these differences, please see "Comparison of Rights of Shareholders" on page 31. The board of directors has determined that the potential advantages of the reorganization substantially outweigh these risks and differences. Accordingly, the board of directors of Cooper Ohio has approved the Agreement and Plan of Merger and recommends that shareholders vote "FOR" its adoption. However, no assurances can be given that the anticipated benefits of the reorganization will be realized.

THE MERGER AGREEMENT

         Cooper Ohio, Cooper Bermuda and Cooper Mergerco have entered into the merger agreement which is the legal document that governs the merger. We recommend that you read carefully the complete merger agreement for the precise legal terms of the merger and other information that may be important to you. The merger agreement is included in this proxy statement/prospectus as annex I.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

         o the merger agreement is adopted by the affirmative vote of a majority of the voting power of Cooper Ohio outstanding as of the record date;

         o none of the parties to the merger agreement is subject to any governmental decree, order or injunction that prohibits the consummation of any of the steps in the reorganization;

         o the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect;

         o the Cooper Bermuda Class A common shares to be issued pursuant to the merger are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

         o all filings required by a governmental or regulatory agency are made; and

         o all consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

         We are parties to agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the reorganization.

EFFECTIVE TIME

         If the merger agreement is adopted by the requisite vote of our shareholders, the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Ohio in accordance with Ohio law. Cooper Ohio expects to file the certificate of merger and have the merger become effective as promptly as possible following the special meeting.

         In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the merger agreement has been adopted by our shareholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of Cooper Ohio at any time prior to its becoming effective, even though the merger agreement has been adopted by our shareholders and all conditions to the merger have been satisfied.

AMENDMENT OR TERMINATION

         The merger agreement may be amended, modified or supplemented at any time before or after its adoption. However, after adoption, no amendment, modification or supplement may be made or effected that does any of the following:

         o alters or changes the amount or kind of shares to be received by shareholders in the merger;

         o alters or changes any term of the articles of the surviving corporation, except for alterations or changes that could otherwise be adopted by the directors of the surviving corporation; or

         o alters or changes any other terms and conditions of the merger agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of Cooper Ohio common stock.

         Our board of directors may terminate the merger agreement and abandon the merger at any time prior to its effectiveness.

AUTOMATIC SHARE CONVERSION

         Shares of Cooper Ohio common stock will automatically convert by operation of law into Class A common shares of Cooper Bermuda upon the consummation of the merger. YOU DO NOT NEED TO TENDER YOUR SHARES IN ORDER TO EXERCISE YOUR RIGHTS AS A SHAREHOLDER OF COOPER BERMUDA. Your share certificate representing Cooper Ohio common stock will, at the effective time of the merger, automatically represent the same number of Class A common shares of Cooper Bermuda.

         If you hold Cooper Ohio common stock, you WILL NOT be required to exchange your stock certificates as a result of the merger. If you desire to sell some or all of your Cooper Bermuda Class A common shares after the effective date of the merger, delivery of the stock certificate(s) which previously represented shares of Cooper Ohio common stock will be sufficient. Your right to sell shares of Cooper Ohio before the effective date of the merger will also not be affected.

         Following the merger, certificates bearing the name of Cooper Industries, Ltd. will be issued in the normal course upon surrender of certificates bearing the name of Cooper Industries, Inc. for exchange or transfer. If you surrender a share certificate and request the new certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the share certificate or otherwise prepare it to be in proper form for transfer.

MANAGEMENT OF COOPER BERMUDA

         When the reorganization is completed, all of the directors and substantially all of the executive officers of Cooper Ohio will become the directors and executive officers of Cooper Bermuda. Assuming the merger agreement is approved and adopted, the current directors of Cooper Ohio will carry over their remaining terms of office to Cooper Bermuda.

REQUIRED VOTE FOR THE REORGANIZATION


         In order to complete the reorganization, the merger agreement must be adopted by the affirmative vote of a majority of the voting power of Cooper Ohio outstanding as of the record date. Because of this vote requirement, ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. THE FAILURE OF A SHAREHOLDER TO SUBMIT A FORM OF PROXY OR TO VOTE IN PERSON AT THE MEETING WILL ALSO HAVE THE EFFECT OF A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many "routine" proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the merger. THUS, ABSENT SPECIFIC INSTRUCTIONS FROM YOU, YOUR BROKER IS NOT EMPOWERED TO VOTE YOUR SHARES WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT (I.E., "BROKER NON-VOTES"). Since the affirmative vote of a majority of the voting power of Cooper Ohio is required for adoption of the merger agreement, A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

         As of the record date for the special meeting, there were [xx,xxx,xxx] shares of Cooper Ohio common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately [xxx,xxx] shares of our common stock, which represents approximately [.xx]% of the outstanding Cooper Ohio common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.


RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders of a corporation that is proposing to merge with another entity are sometimes entitled to appraisal or dissenters' rights in connection with the proposed transaction, depending on the circumstances. Most commonly, these rights give shareholders who oppose the merger the right to receive the fair value of their shares, as determined in a judicial appraisal proceeding, instead of the consideration being offered in the merger.

         Cooper Ohio shareholders are entitled to dissenters' rights. Cooper Ohio, as an Ohio corporation, is governed by Section 1701.85 of the Ohio General Corporation Law regarding the rights of dissenting shareholders. Accordingly, described below are the steps that you must take if you are a Cooper Ohio shareholder and you wish to exercise dissenters' rights with respect to the merger.

         You should read Section 1701.85 of the Ohio General Corporation Law. This section is attached as annex IV to this document. Failure to take any one of the required steps may result in termination of dissenters' rights under the Ohio General Corporation Law. IF YOU ARE A COOPER OHIO SHAREHOLDER CONSIDERING DISSENTING, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

         To exercise dissenters' rights, a Cooper Ohio shareholder must satisfy the following five conditions:


         o You must be a shareholder of record. You must be the record holder of the dissenting shares as of [Month day], 2002. If you have a beneficial interest in shares of Cooper Ohio common stock that are held of record in the name of another person, you must act promptly to cause the shareholder of record to follow the steps described below.


         o You must not vote in favor of the merger. You must not vote shares as to which you seek fair cash value in favor of adoption of the merger agreement at the special shareholders meeting. This requirement will be satisfied:

                  o if you submit a properly executed proxy with instructions to vote "AGAINST" the merger or to "ABSTAIN" from this vote;

                  o if you do not return your proxy and do not vote at the special meeting in favor of the merger; or

                  o if you revoke your proxy and later "ABSTAIN" from or vote "AGAINST" the merger.

         If you vote "FOR" the merger, you automatically waive your dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted to adopt the merger agreement and will constitute a waiver of dissenters' rights. The mere failure to vote is not a waiver of dissenters' rights.

         o You must file a written demand. You must serve a written demand for the fair cash value of your dissenting shares upon Cooper Ohio on or before the tenth day after the shareholder vote approving the merger. Cooper Ohio will not inform you of the expiration of the ten-day period. Therefore, you should retain this document. The required written demand must include your name and address, the number of dissenting shares held of record on the record date of the meeting and the amount you claim as the fair cash value of the dissenting shares. Voting against the merger is not a written demand as required by
                  Section 1701.85 of the Ohio General Corporation Law.

         o You must deliver your stock certificates for legending. If requested by Cooper Ohio, you must deliver your certificates for dissenting shares to Cooper Ohio within 15 days after the company sends its request. Cooper Ohio will then place a legend on the certificates that a demand for fair cash value has been made. Cooper Ohio will promptly return your certificates to you.

         o You must file a petition in court. If you and Cooper Ohio cannot agree on the fair cash value of your dissenting shares, you must, within three months after delivering your demand for fair cash value, file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination of the fair cash value of the dissenting shares. Cooper Ohio is also permitted to file a complaint. The court will order that you be paid the fair cash value of your shares, if it determines that you are entitled. The costs of the proceeding, including reasonable compensation to the appraisers, will be assessed as the court considers equitable. "Fair cash value" is the amount that a willing seller under no compulsion to sell would be willing to accept, and that a willing buyer under no compulsion to buy would be willing to pay. The fair cash value will never be more than the amount specified in your demand. Fair cash value is determined as of the day before the special meeting. The amount of the fair cash value excludes any appreciation or depreciation in market value of your shares resulting from the merger. The fair cash value of your shares may be higher, the same, or lower than the market value of the shares of Cooper Ohio common stock on the date of the merger or the date before the merger.

         Your right to be paid the fair cash value of the dissenting shares will terminate if:

         o        for any reason the merger does not become effective;

         o        you fail to make a timely written demand on Cooper Ohio;

         o you do not, upon request of Cooper Ohio, timely surrender your stock certificates for an endorsement of a legend noting that demand for the fair cash value of the dissenting shares has been made;

         o you withdraw your demand, with the consent of the Cooper Ohio board; or

         o Cooper Ohio and you have not come to an agreement as to the fair cash value of the dissenting shares and you have not filed a complaint within three months after delivering your demand for fair cash value.

         From the time you make your demand, your rights as a shareholder of Cooper Ohio will be suspended. If Cooper Ohio pays a cash dividend during the suspension, dissenting shareholders will receive the dividend, but the amount of the fair cash value of the dissenting shares will be reduced by the amount of the dividend. If your right to receive fair cash value is terminated, all rights with respect to dissenting shares will be restored to you. Any distribution that would have been made to you had you not made a demand will be made at the time of the termination of your dissenters' rights.

         The above description of the rights of dissenting shareholders of Cooper Ohio is not a complete description of these rights or the procedures to be followed by Cooper Ohio shareholders desiring to receive the fair cash value of their shares. If you are a Cooper Ohio shareholder and want to receive the fair cash value of your shares, you should consult Section 1701.85 of the Ohio General Corporation Law and strictly adhere to all of the provisions of that section. A copy of Section 1701.85 is attached to this proxy statement/prospectus as annex IV and the above discussion concerning the rights of dissenting shareholders is qualified in its entirety by reference to annex IV.

DIVIDENDS

         We have paid quarterly cash dividends of $0.35 per share since the first quarter of 2000. Although Cooper Bermuda expects to continue to pay these quarterly cash dividends following the reorganization, any future declaration and payment of dividends by Cooper Bermuda will continue to be:

         o dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

         o        subject to the discretion of its board of directors;

         o        subject to the ability of its subsidiaries to pay dividends;
                  and

         o subject to the reasonable belief by its board of directors that after the payment is made, Cooper Bermuda would be able to pay its liabilities as they become due or that the realizable value of Cooper Bermuda's assets would not be less than the aggregate of its liabilities and its issued share capital and share premium account.

         The share premium account is made up of the excess of the consideration paid on the issuance of shares over the aggregate par value of such shares. Share premium may be distributed in certain limited circumstances. For example, it may be used to pay-up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

STOCK COMPENSATION PLANS

         If the reorganization is completed, we will amend and revise our employee and director stock option and other stock-based plans and arrangements to (1) provide that Cooper Ohio will continue to sponsor the employee plans and Cooper Bermuda will assume sponsorship of certain director plans, subject to reimbursement by Cooper Ohio for certain deferred obligations, (2) provide that Class A common shares of Cooper Bermuda will be issued upon the exercise of any options or the payment of any other stock-based awards under the plans and arrangements and (3) otherwise appropriately reflect the substitution of Class A common shares of Cooper Bermuda for common stock of Cooper Ohio under the plans and arrangements and related agreements. Your approval of the merger will also constitute approval of those amendments and revisions to our stock option and other stock-based plans and arrangements providing for future use of Cooper Bermuda Class A common shares in lieu of common stock of Cooper Ohio after the merger.

STOCK EXCHANGE LISTING


         Our common stock is currently listed on the New York Stock Exchange. There is currently no established public trading market for the Class A common shares of Cooper Bermuda. We have made an application so that, immediately following the reorganization, the Class A common shares of Cooper Bermuda will be listed on the New York Stock Exchange under the symbol "CBE," the same symbol under which Cooper Ohio common stock is currently listed. Because the Cooper Bermuda Class B common shares will be held only by Cooper Ohio and other wholly-owned subsidiaries of Cooper Bermuda, they will not be registered with the Securities and Exchange Commission or publicly traded. We have been advised by Standard & Poor's that the pending change of our place of incorporation from Ohio to Bermuda should not affect the company's status as a member of the S&P 500.


ACCOUNTING TREATMENT OF THE REORGANIZATION

         The reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in the historical consolidated carrying amounts of assets, liabilities and shareholders' equity.

                              THE SPECIAL MEETING

         This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Cooper Ohio common stock by the Cooper Ohio board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Cooper Bermuda Class A common shares to be issued in the merger. Cooper Ohio mailed this proxy statement/prospectus to shareholders beginning [Month day], 2002. You should read this proxy statement/prospectus carefully before voting your shares.


WHEN AND WHERE THE SPECIAL MEETING WILL BE HELD


         The special meeting of shareholders will be held at 10:00 a.m., local time, on [Month day], 2002, at the J.P. Morgan Chase Center Auditorium, 601 Travis Street, Houston, Texas.


WHAT WILL BE VOTED UPON

         At the special meeting, you will be asked to consider and vote upon the following items:

         o To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Cooper Ohio, Cooper Mergerco and Cooper Bermuda, whereby the company will effectively change its place of incorporation from Ohio to Bermuda by merging Cooper Mergerco with Cooper Ohio, which will be the surviving entity and become a wholly-owned, indirect subsidiary of Cooper Bermuda, and pursuant to which each share of Cooper Ohio will automatically become a share of Cooper Bermuda and all current shareholders of Cooper Ohio will become shareholders of Cooper Bermuda; and

         o To transact such other business as may properly come before the special meeting.


ONLY COOPER OHIO SHAREHOLDERS OF RECORD AS OF [MONTH DAY], 2002 ARE ENTITLED TO VOTE

         Only shareholders of record at the close of business on [Month day], 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were [xx,xxx,xxx] million shares of Cooper Ohio common stock outstanding and entitled to vote at the special meeting.


MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

         In order to have a quorum, a majority of the voting power of Cooper Ohio must be represented in person or by proxy at the special meeting. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the special meeting.

VOTE REQUIRED FOR APPROVAL


         The Agreement and Plan of Merger must be adopted by the affirmative vote of a majority of the Cooper Ohio voting power entitled to vote at the special meeting. Each share of Cooper Ohio common stock is entitled to cast one vote. As of the record date, directors and executive officers of Cooper Ohio owned and were entitled to vote [xxx,xxx] shares (or [.xx]%) of Cooper Ohio common stock. These persons have advised us that they intend to vote their shares in favor of the proposal.


VOTING YOUR SHARES AND CHANGING YOUR VOTE

         Voting Your Shares

         The Cooper Ohio board of directors is soliciting proxies from the Cooper Ohio shareholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by proxy using one of the three methods described below or attend the special meeting and vote in person, it will have the same effect as voting against the adoption of the merger agreement.

         Shareholders of record and beneficial owners of shares in CO-SAV may vote by any one of the following methods:


         (1) CALL 1-877-779-8683 from the U.S. or Canada (this call is toll free) or 001-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight, New York time on [Month day], 2002; or

         (2) GO TO THE WEBSITE: http://www.eproxyvote.com/cbe to vote over the Internet anytime up to 12:00 midnight, New York time on [Month day], 2002; or

         (3) MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. If you are voting by telephone or by the Internet, please do not return your proxy card.


                  If you hold your Cooper Ohio shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

      Changing Your Vote by Revoking Your Proxy

         There are three ways in which you may revoke your proxy and change your vote:

         o First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications, Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.


         o Second, you may complete and submit a new later-dated proxy by any of the three methods described above. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

         o        Third, you may attend the special meeting and vote in person.
                  Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.


If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

HOW PROXIES ARE COUNTED

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Cooper Ohio board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it may be counted to determine whether there is a quorum present at the special meeting. Accordingly, since the affirmative vote of a majority of the voting power entitled to vote at the special meeting is required to adopt the merger agreement, a proxy marked "ABSTAIN" will have the effect of a vote against this proposal. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the special meeting. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the adoption of the merger agreement without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, this will have the same effect as voting against the merger.

COST OF SOLICITATION

         Cooper Ohio will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, Cooper Ohio will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Cooper Ohio will, upon request, reimburse these institutions for their reasonable expenses. Cooper Ohio has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies.

         COOPER OHIO SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THE PROXY CARDS.

                        DESCRIPTION OF AUTHORIZED SHARES
                           OF COOPER INDUSTRIES, LTD.


         The memorandum of association and bye-laws of Cooper Bermuda and The Companies Act 1981 (Bermuda) (the "Companies Act") govern the terms of the share capital of Cooper Bermuda. The memorandum of association of Cooper Bermuda is attached to this proxy statement/prospectus as annex II. Prior to the completion of the merger, the memorandum of association of Cooper Bermuda will be amended to increase its authorized share capital as discussed in the following paragraph. The amended and restated bye-laws of Cooper Bermuda which will be in effect upon consummation of the merger are attached to this proxy statement/prospectus as annex III. The following discussion is a summary of the terms of the share capital of Cooper Bermuda that will be in effect immediately following the merger. This summary is not complete and is subject to the complete text of Cooper Bermuda's memorandum of association and its amended and restated bye-laws which are attached as annex II and III, respectively, and incorporated by reference. We encourage you to read those documents carefully.


AUTHORIZED SHARE CAPITAL

         Prior to the merger, Cooper Bermuda's memorandum of association will be amended by a memorandum of increase in capital to provide that its authorized share capital is US$4,100,000 divided into 250,000,000 Class A common shares, par value US$0.01 per share, 150,000,000 Class B common shares, par value US$0.01 per share, and 10,000,000 preferred shares, par value US$0.01 per share, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors.

VOTING

         The holders of Cooper Bermuda Class A common shares will be entitled to one vote per share on all matters submitted to a vote of the shareholders. The holders of Cooper Bermuda Class B common shares will not be entitled to vote, except as to matters for which the Companies Act specifically requires voting rights for otherwise nonvoting shares. Cooper Ohio and Cooper Bermuda will enter into a voting agreement which will provide that in those limited instances where the Cooper Bermuda Class B common shares have the right to vote, Cooper Ohio (or any other Cooper Bermuda subsidiary holding the Cooper Bermuda Class B common shares) shall vote (or abstain from voting) the shares in the same proportion as the holders of the Cooper Bermuda Class A common shares. Therefore, the Class B shares will not dilute the voting power of the Cooper Bermuda Class A common shares. The voting agreement will also provide that Cooper Ohio, or any other subsidiary of Cooper Bermuda that holds any Cooper Bermuda Class A common shares, will vote (or abstain from voting) such shares in the same proportion as the other holders of the Cooper Bermuda Class A common shares.

         Bermuda law does not provide for cumulative voting.

         There are no other limitations imposed by Bermuda law or Cooper Bermuda's amended and restated bye-laws on the right of shareholders who are not Bermuda residents to hold or vote their Cooper Bermuda Class A common shares.

DIVIDEND RIGHTS

         Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends and other distributions on the issued Cooper Bermuda Class A common shares and Cooper Bermuda Class B common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Cooper Bermuda out of assets or funds legally available therefor.

         If, at any time a dividend or other distribution in cash, shares or other property is declared or paid on the Cooper Bermuda Class A common shares, a like dividend or other distribution in cash, shares or other property shall also be declared and paid on Cooper Bermuda Class B common shares in an equal amount per share.

REDEMPTION AND CONVERSION

         Cooper Bermuda Class A common shares will not be convertible into shares of any other class or series or be subject to redemption either by Cooper Bermuda or the holder of the Class A common shares.

         Cooper Bermuda Class B common shares will be convertible by the holder thereof into Cooper Bermuda Class A common shares on a one-to-one basis in the following circumstances:

         o to satisfy the obligations of Cooper Bermuda or any of its affiliates to issue Cooper Bermuda Class A common shares with regard to the issuance of shares under any stock plans of Cooper Bermuda or any of its affiliates; or

         o as consideration for any acquisition by the company of stock or assets of a third party.

         In addition, the Cooper Bermuda bye-laws provide that in the event Cooper Bermuda Class B common shares are transferred to any person or entity other than a wholly-owned subsidiary of Cooper Bermuda, the shares so transferred will convert automatically into Cooper Bermuda Class A common shares on a one-for-one basis. Cooper Ohio does not currently intend to transfer the Cooper Bermuda Class B common shares, except to other wholly-owned subsidiaries of Cooper Bermuda.

         Any transfer of Cooper Bermuda Class A common shares following conversion will only be made in accordance with the applicable rules of the New York Stock Exchange, including those rules relating to required shareholder approvals.


         Cooper Ohio currently has approximately 14.7 million shares of Cooper common stock reserved for issuance pursuant to certain stock plans. Cooper Ohio currently expects to convert Cooper Bermuda Class B common shares into Cooper Bermuda Class A common shares in order to satisfy its obligations under those plans.

         In addition, the holders of Class B common shares will have the right at any time following the issuance thereof upon notice to Cooper Bermuda to require Cooper Bermuda to purchase any or all of the Cooper Bermuda Class B common shares for cash at the per share fair market value of the Cooper Bermuda Class A common shares as of the date of such notice. The fair market value per share of the Cooper Bermuda Class A common shares, as of any date, means the average of the high and low sales prices of a share of the Cooper Bermuda Class A common shares as reported on the New York Stock Exchange composite tape on the applicable date. If no sales of Cooper Bermuda Class A common shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of the Cooper Bermuda Class A common shares were made will be the fair market value. Payment will be made within 180 calendar days of the date of the notice and will include interest at the prime rate of the J.P. Morgan Chase Bank from the date of the notice until the date of payment.


STOCK EXCHANGE LISTING

         Immediately following the merger, Cooper Bermuda's Class A common shares will be listed on the New York Stock Exchange under the symbol "CBE," the same symbol under which Cooper Ohio's common stock is currently listed. Because the Cooper Bermuda Class B common shares will be held only by Cooper Ohio and its wholly-owned subsidiaries, they will not be registered with the Securities and Exchange Commission or publicly traded.

CHANGES TO RIGHTS OF A CLASS OR SERIES


         The Companies Act provides that the rights attached to any class or series of common shares of Cooper Bermuda, unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of three-fourths of that class or series or by a resolution passed by the affirmative vote of a majority of the total number of votes of the shares of such class or series present at a separate general meeting of holders of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series held. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

QUORUM FOR GENERAL MEETINGS

         The holders of shares entitling them to exercise a majority of the voting power of Cooper Bermuda on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

RIGHTS UPON LIQUIDATION

         Upon the liquidation of Cooper Bermuda, after the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Cooper Bermuda's Class A and Class B common shares are entitled to receive, pro rata, any remaining assets of Cooper Bermuda available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those Class A and Class B common shares any liabilities the holder has to or with Cooper Bermuda. The assets received by the holders of Cooper Bermuda Class A and Class B common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

SINKING FUND

         Cooper Bermuda's Class A common shares and Class B common shares have no sinking fund provisions.

LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

         Cooper Bermuda's Class A common shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

PREEMPTIVE RIGHTS

         Holders of Cooper Bermuda's Class A common shares and Class B common shares will have no preemptive or preferential right to purchase any securities of Cooper Bermuda.

REPURCHASE RIGHTS

         The board of directors may, at its discretion, authorize the purchase by Cooper Bermuda of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

         An acquiring party is generally able to acquire compulsorily the common shares of minority holders in one of the following ways:

         o By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Cooper Bermuda, the consent of the court and approval of the arrangement by holders of the Class A and Class B common shares voting together as a class, (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued Class A and Class B common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of Class A and Class B common shares could be compelled to sell their shares under the terms of the scheme of arrangement. In the event, however, that the scheme of arrangement were to alter the terms of the Class A common shares or Class B common shares, then the vote described above would be determined by reference to such class of Class A or Class B common shares separately.

         o If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

         o By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the purchaser is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless the remaining shareholder applies to the court for an appraisal of the value of their shares. This provision only applies where the purchaser offers the same terms to all holders of shares whose shares are being acquired.

TRANSFER AGENT

         The transfer agent and registrar for the Class A common shares will be EquiServe Trust Company, N.A.

PREFERRED SHARES

         The board of directors of Cooper Bermuda may issue preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Cooper Bermuda board of directors in authorizing such class or series may provide that any such class or series may be:

         o subject to redemption at the option of the company or the holders, or both, at such time or times and at such price or prices;

         o entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

         o entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Cooper Bermuda; or

         o convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Cooper Bermuda at such price or prices or at such rates of exchange and with such adjustments;

         o in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

ANTI-TAKEOVER PROVISIONS

         Cooper Bermuda's amended and restated bye-laws have provisions that could have an anti-takeover effect. These provisions are intended to replicate provisions currently in Cooper Ohio's articles of incorporation and regulations. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of Cooper Bermuda.

         The bye-laws provide that Cooper Bermuda's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office by the affirmative vote of the holders of 80% of the voting power of Cooper Bermuda, unless a simple majority of the board of directors voting on the removal has previously voted in favor of removal, in which case the shareholder voting requirements of the Companies Act will apply and only the affirmative vote of a simple majority of the votes cast at the general meeting shall be required for such removal. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.


         The bye-laws also provide that the board of directors will consist of not less than nine nor more than fifteen persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.


         The bye-laws of Cooper Bermuda provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of Cooper Bermuda and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission or by the New York Stock Exchange or any other exchange on which Cooper Bermuda's securities are traded. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Cooper Bermuda's principal executive offices not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the U.S. Securities and Exchange Commission, in advance of the anniversary of the date that Cooper Bermuda's proxy statement was released to shareholders in connection with the previous year's annual general meeting (or no later than January 19, 2003 with respect to the 2003 annual general meeting).


         Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Cooper Bermuda's common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares required or permitted to take such action. Under the bye-laws, special general meetings may be called at any time by any of the Chairman of the board of directors, the Deputy Chairman, the President, or the board of directors, or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at general meeting to requisition a special general meeting.

         The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Cooper Bermuda Class A common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

         As a Bermuda company, Cooper Bermuda is not subject to Section 1701.831 of the Ohio General Corporation Law, which prohibits the acquisition of 20%, 33 1/3% or 50% of a company's shares without the prior approval of a majority of the outstanding shares and a majority of the shares not owned by the acquirer, officers or employee directors. However, the Cooper Bermuda bye-laws contain the same "fair price to shareholders in business combinations" provision currently in Cooper Ohio's articles of incorporation. The "fair price" provision provides that in the event any "business combination" (as defined) is proposed, the affirmative vote of at least 80% of the voting power of Cooper Bermuda is required for its approval. However, the 80% requirement is not applicable, if
(x) "continuing directors" of Cooper Bermuda approved the combination by a two-thirds vote, or (y) the aggregate amount of cash or other consideration to be received in the business combination by holders of the Class A common shares of Cooper Bermuda, other than the "related person" involved in the business combination, is not less than the highest per share price paid by the "related person" involved in the business combination in acquiring any of its holdings of Cooper Bermuda's Class A common shares, as determined by two-thirds of the "continuing directors" and further, a proxy statement which includes the opinion of the "continuing directors" as to the advisability of the transaction and, if deemed appropriate, the opinion of an investment banking firm as to the fairness of the terms, has been mailed to all shareholders at least 30 days prior to the vote on the business combination. For purposes of this "fair price" provision, (i) "related person" means any entity or person that together with its affiliates and associates beneficially owns 20% or more of the outstanding Class A common shares of Cooper Bermuda, and (ii) "continuing directors" means directors who either were members of the board immediately prior to the time that a "related person" involved in a business combination became a "related person" or were designated before his or her initial election as director as a "continuing director" by two-thirds of the "continuing directors." This "fair price" provision could act as a disincentive to any acquiror wishing to acquire Cooper Bermuda or delay the ability of such acquiror to acquire the company.

        Immediately following the merger, Cooper Bermuda will have in place a shareholder rights plan substantially similar to the Cooper Ohio shareholder rights plan currently in place. The operation of the shareholder rights plan could result in the possible dilution of a potential acquiror's interest in Cooper Bermuda. Consequently, the provisions of the shareholder rights plan could discourage unsolicited takeover bids for Cooper Bermuda from third parties. See "Comparison of Rights of Shareholders -- Rights Agreements."


                      COMPARISON OF RIGHTS OF SHAREHOLDERS

        Your rights as a shareholder of Cooper Ohio are governed by the Ohio law and Cooper Ohio's articles of incorporation and regulations. After the merger, you will become a holder of Cooper Bermuda Class A common shares and your rights will be governed by the Companies Act and Cooper Bermuda's memorandum of association, as amended by the memorandum of increase in capital, and amended and restated bye-laws.

        The principal attributes of the Cooper Ohio common stock and the Cooper Bermuda Class A common shares will be similar; however, there are certain differences between your rights as a shareholder under Ohio law and Bermuda law, which is modeled after that of England. In addition, there are certain differences between Cooper Ohio's articles of incorporation and regulations and Cooper Bermuda's memorandum of association and bye-laws. It is our intention that your rights as a shareholder be substantially the same before and after the merger and, accordingly, any differences which may arise would be as a consequence of the difference between Bermuda and Ohio law. In addition, there are similarities between those actions that constitute violations of the U.S. federal securities laws that would also constitute or give rise to a cause of action under Bermuda law and would therefore result in civil liability on Cooper Bermuda or its directors or officers in a suit brought in the Supreme Court of Bermuda. For example, a fraudulent misstatement made by a Bermuda company in a document filed as a prospectus for a public offering of securities would give rise to a criminal offense under Bermuda law and would give rise to civil liability on the Bermuda company and its directors or officers to shareholders who purchased the shares in the offering. In addition, any use of any deceptive or manipulative devices by the company or by its officers or directors on behalf of the company in connection with the purchase or sale of the company's securities would give rise to civil liability on the Bermuda company and its directors or officers under Bermuda and U.S. securities laws.

        The current memorandum of association and the amended and restated bye-laws of Cooper Bermuda, as they will be in effect immediately following the merger, are included in this proxy statement/prospectus as annexes II and III, respectively, and are incorporated by reference herein. The articles of association of Cooper Ohio are included as Exhibit 3.1 to Cooper Ohio's Current Report on Form 8-K, dated August 5, 1997, and the regulations of Cooper Ohio are included as Exhibit 3.2 to Cooper Ohio's Annual Report on Form 10-K for the year ended December 31, 1997. The articles of association and the regulations of Cooper Ohio are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information."

        The following is a comparison of the material rights of holders of Cooper Ohio common stock and Cooper Bermuda common shares.

                  COMPARISON OF CORPORATE GOVERNANCE PROVISIONS

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
--------------------------------------------------------------------------------------------------------------------
BOARD OF DIRECTORS
-------------------------------- ------------------------------------------------ ----------------------------------
Size of Board                    Board must contain not less than nine nor more   The provisions of Cooper Ohio's
                                 than fifteen directors, as determined by the     organizational documents are
                                 board pursuant to a resolution adopted by the    substantially similar, however a
                                 affirmative vote of a majority of the            majority of the shareholders are
                                 directors in office.                             also empowered to fix and change
                                                                                  the number of directors by the
                                                                                  affirmative vote of a majority
                                                                                  of the shares present or
                                                                                  represented and entitled to vote
                                                                                  for directors at a duly called
                                                                                  and held meeting.

-------------------------------- ------------------------------------------------ ----------------------------------
Classified Board                 Directors are divided into three classes, each   The provisions of Cooper Ohio's
                                 class to consist, as nearly as possible, of      organizational documents are
                                 one-third of the total number of directors       substantially similar.
                                 constituting the entire board of directors.
                                 If the number of directors is changed, any
                                 increase or decrease will be apportioned among
                                 the classes so as to maintain each class as
                                 nearly equal as possible.  No reduction shall
                                 have the effect of shortening the term of any
                                 incumbent director.
-------------------------------- ------------------------------------------------ ----------------------------------

Term of Office                   Except for two classes of directors which        The provisions of Cooper Ohio's
                                 shall initially hold one and two year terms      organizational documents are
                                 expiring at the annual general meetings in       substantially similar.
                                 2003 and 2004, respectively, the term of
                                 office of each director shall be until the
                                 third annual meeting following his or her
                                 election and until the election and
                                 qualification of his or her successor.
-------------------------------- ------------------------------------------------ ----------------------------------
Vacancies                        Any vacancy among directors of any class,        The provisions of Cooper Ohio's
                                 including a vacancy that results from an         organizational documents are
                                 increase in the number of directors, may be      substantially similar, except
                                 filled for the unexpired term by a vote of the   vacancies on the board may be
                                 majority of remaining directors, regardless of   filled by a vote of the majority
                                 class, provided, that a quorum is present.       of remaining directors
                                 During any vacancy the remaining directors       regardless of whether a quorum
                                 shall have full power to act as the board of     is present.
                                 directors of Cooper Bermuda.

-------------------------------- ------------------------------------------------ ----------------------------------
Removal of Directors             Directors can be removed from office only by     The provisions of Cooper Ohio's
                                 the affirmative vote of the holders of 80% of    organizational documents are
                                 the voting power of Cooper Bermuda on the        substantially similar.
                                 relevant record date, unless a simple majority
                                 of the board of directors voting on the
                                 removal has previously voted in favor of
                                 removal, in which case a simple majority of
                                 the votes cast by shareholders at the general
                                 meeting can remove a director.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
-------------------------------- ------------------------------------------------ ----------------------------------
Indemnification of               o    Cooper Bermuda shall indemnify any          The provisions of Cooper Ohio's
Directors, Officers and               current or former director, officer,        organization documents are
Employees                             resident representative, or any person      substantially similar.
                                      serving or who has served at the request
                                      of the company as a director, officer or
                                      trustee of another corporation, joint
                                      venture, trust or other enterprise,
                                      against expenses actually and reasonably
                                      incurred in connection with any
                                      threatened, pending or completed action,
                                      suit or proceeding.

                                 o    No indemnification if the individual is
                                      adjudged to be liable for fraud or
                                      dishonesty in the performance of his or
                                      her duties to Cooper Bermuda (unless a
                                      court determines otherwise).

                                 o    The indemnification provided for in the
                                      bye-laws is not exclusive of other rights
                                      to which a director or officer may be
                                      entitled, including rights provided
                                      pursuant to the memorandum of
                                      association, bye-laws, any agreement, any
                                      insurance purchased by Cooper Bermuda,
                                      vote of shareholders or disinterested
                                      directors, or otherwise.
--------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS MEETINGS
-------------------------------- ------------------------------------------------ ----------------------------------
Calling a Special Meeting        May be called by the Chairman of the board,      May be called by the Chairman of
                                 the Deputy Chairman, the President, the board    the board, the President, a Vice
                                 of directors or the shareholders when            President, by action of the
                                 requisitioned by the holders of 10% of the       directors at a meeting, by a
                                 Cooper Bermuda Class A common shares as          writing by a majority of the
                                 provided by the Companies Act.                   directors in office, by
                                                                                  shareholders holding 25% or more
                                                                                  of the outstanding shares
                                                                                  entitled to vote thereat, or as
                                                                                  provided in the articles.
-------------------------------- ------------------------------------------------ ----------------------------------

Quorum Requirements              Holders of shares entitling them to exercise a   At any meeting duly called,
                                 majority of the voting power of Cooper Bermuda   whether or not a quorum is
                                 on the relevant record date constitutes a        present, holders of a majority
                                 quorum. At any meeting duly called, holders      of the voting shares represented
                                 of a majority of the voting shares represented   at the meeting may adjourn the
                                 at the meeting may adjourn the meeting if a      meeting.
                                 quorum is present, and if not present, the
                                 meeting must be adjourned and Cooper Bermuda
                                 must provide notice to shareholders in the
                                 event the meeting is to be reconvened.
-------------------------------- ------------------------------------------------ ----------------------------------

Action by Written Consent        The Companies Act provides that shareholders     Ohio law has a substantially
                                 may take action by written consent with 100%     similar provision.
                                 shareholder consent required.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
-------------------------------- ------------------------------------------------ ----------------------------------
Advanced Notice Requirements     At any annual general meeting only such          There are no similar provisions
for Matters to be                business shall be conducted as shall have been   in Cooper Ohio's organizational
Considered at a                  brought before the meeting (1) by or at the      documents.
General Meeting                  direction of the board of directors, (2) by any
                                 shareholder who complies with certain
                                 procedures set forth in the bye-laws, or (3)
                                 by any shareholders pursuant to the valid
                                 exercise of power under the Companies Act.
                                 The bye-laws provide that for business to be
                                 properly brought before an annual general
                                 meeting by a shareholder, the shareholder must
                                 have given timely notice thereof in proper
                                 written form to the Secretary of Cooper
                                 Bermuda and satisfied all requirements under
                                 applicable rules promulgated by the U.S.
                                 Securities and Exchange Commission or by the
                                 New York Stock Exchange or any other exchange
                                 on which the company's securities are traded.
                                 To be timely for consideration at the annual
                                 general meeting, a shareholder's notice must
                                 be received by the Secretary at Cooper
                                 Bermuda's principal executive offices not less
                                 than 45 calendar days, or such greater length
                                 of time as permitted by appropriate rules of
                                 the US Securities and Exchange Commission, in
                                 advance of the anniversary of the date that
                                 the company's proxy statement was released for
                                 shareholders in connection with the previous
                                 year's annual general meeting (or no later
                                 than January 19, 2003 with respect to the 2003
                                 annual general meeting).
--------------------------------------------------------------------------------------------------------------------
AMENDMENTS TO
ORGANIZATIONAL
DOCUMENTS
-------------------------------- ------------------------------------------------ ----------------------------------
Memorandum of                    The memorandum may be amended in accordance      The Cooper Ohio articles may be
Association/Articles of          with the Companies Act which allows the          amended by the affirmative vote
Incorporation                    memorandum to be amended by the affirmative      of a majority of the outstanding
                                 vote of a simple majority of the shareholders    shares, however any amendment or
                                 voting on the amendment.                         change to the provisions
                                                                                  regarding the fair price to
                                                                                  shareholders in business
                                                                                  combinations requires an 80%
                                                                                  favorable vote of all voting
                                                                                  power at a meeting of the
                                                                                  shareholders; but such 80%  vote
                                                                                  is not required if the
                                                                                  amendment is recommended by
                                                                                  two-thirds of the continuing
                                                                                  directors.

                                                                                  Furthermore, the articles shall
                                                                                  not be amended in any manner
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
-------------------------------- ------------------------------------------------ ----------------------------------
                                                                                  which would materially alter or
                                                                                  change the powers, preferences
                                                                                  or special rights of the holders
                                                                                  of two-thirds or more of the
                                                                                  outstanding shares of such
                                                                                  preferred stock, voting
                                                                                  separately as a class.
-------------------------------- ------------------------------------------------ ----------------------------------
Bye-Laws/Code of Regulations     The bye-laws may be amended by the board of      The regulations may be amended
                                 directors, subject to approval by the            by the affirmative vote of a
                                 affirmative vote of holders of record            majority of the voting power of
                                 entitling them to exercise a majority of the     Cooper Ohio at an annual or
                                 voting power of Cooper Bermuda on the relevant   special meeting called for such
                                 record date at an annual or special meeting      purpose, or  without a meeting
                                 called for such purpose, or without a meeting    by the written consent of
                                 by the written consent of all the holders of     holders of record of shares
                                 record of shares. However, the affirmative       entitling them to exercise
                                 vote of the holders of at least 80% of the       two-thirds of the Company's
                                 company's voting power is required to amend      voting power. However, the
                                 provisions relating to the number, election      affirmative vote of the holders
                                 and term of the directors, the "fair price to    of at least 80% of Cooper Ohio's
                                 shareholders in business combinations'           voting power shall be required
                                 provision (unless, in the case of such fair      to alter, amend or repeal
                                 price provisions, the amendment is approved by   provisions relating to the
                                 2/3 of the "continuing directors") and the       number, election and term of
                                 provision relating to amending these bye-law     directors.
                                 provisions.
-------------------------------- ------------------------------------------------ ----------------------------------
Voting Requirements for          Except as otherwise specifically provided in     Except as specifically provided
Shareholder Action               the bye-laws or the Companies Act, any action    in the articles, any action to
                                 to be taken by the shareholders may be taken     be taken by the shareholders
                                 by the affirmative vote of a simple majority     under the Ohio General
                                 of the shares voting at a general meeting of     Corporation Law, including any
                                 Cooper Bermuda.                                  action which would require the
                                                                                  affirmative vote of two-thirds
                                                                                  of the voting power unless
                                                                                  otherwise provided in the
                                                                                  articles, may be taken by the
                                                                                  affirmative vote of a majority
                                                                                  of the voting power of Cooper
                                                                                  Ohio.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
-------------------------------- ------------------------------------------------ ----------------------------------
Fair Price to Shareholders in    The affirmative vote of at least 80% of the      The provisions of Cooper Ohio's
Business Combinations            voting power of Cooper Bermuda is required for   organizational documents are
                                 the approval of any business combination, but    substantially similar.
                                 this 80% requirement is not applicable, if:

                                 o "Continuing directors" of Cooper Bermuda approved the combination by a two-thirds vote, or

                                 o    the aggregate amount of cash or other
                                      consideration to be received in the
                                      business combination by holders of the
                                      common shares of Cooper Bermuda, other
                                      than the "related person" involved in the business combination, is not less than the highest per share price paid by the "related person" involved in the business combination in acquiring any of its holders of Cooper Bermuda's common shares, as determined by two-thirds of the "continuing directors";

                                 and a proxy statement which includes the
                                 opinion of the "continuing directors" as to the
                                 advisability of the transaction and, if deemed
                                 appropriate, the opinion of an investment
                                 banking firm as to the fairness of the terms,
                                 has been mailed to all shareholders at least
                                 30 days prior to the vote on the business
                                 combination. "Continuing directors" mean
                                 directors who either were a member of the board
                                 immediately prior to the time that a "related
                                 person" involved in a business combination
                                 became a "related person," or who were
                                 designated before his or her initial election
                                 as director as a "continuing director" by
                                 two-thirds of the "continuing directors."
                                 "Related person" means any person or entity,
                                 other than Cooper Bermuda or its subsidiaries,
                                 which, together with its affiliates, are
                                 beneficial owners of 20% or more of the
                                 outstanding Cooper Bermuda Class A common
                                 shares.
-------------------------------- ------------------------------------------------ ----------------------------------
Purchase of Shares               Any issued shares may be purchased by Cooper     The provisions of Cooper Ohio's
                                 Bermuda, to the extent not prohibited by         organizational documents are
                                 applicable law, by action of the board.          substantially similar.
-------------------------------- ------------------------------------------------ ----------------------------------
Options and Warrants             Directors may, in their discretion, grant        The provisions of Cooper Ohio's
                                 options for any class or series of class, to     organizational documents are
                                 any persons for any period and upon such terms   substantially similar.
                                 as the board may deem advisable, and to cause
                                 warrants or other appropriate instruments
                                 evidencing such options to be issued.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
-------------------------------- ------------------------------------------------ ----------------------------------
RIGHTS AGREEMENTS
-------------------------------- ------------------------------------------------ ----------------------------------
Terms of Rights                  The terms of the rights associated with the      Cooper Ohio's Rights Agreement,
                                 Cooper Bermuda Class A common shares are         dated August 5, 1997, has
                                 presented in the form of a Rights Agreement      substantially similar provisions.
                                 attached as an exhibit to the registration
                                 statement of which this proxy
                                 statement/prospectus forms a part.  Cooper
                                 Bermuda will enter into the Rights Agreement
                                 prior to the effective date of the merger and
                                 in the merger each right issued under Cooper
                                 Ohio's Rights Agreement will be converted into
                                 a right of Cooper Bermuda. Initially the rights
                                 will be attached to all Cooper Bermuda Class A
                                 common shares.  The rights will separate from
                                 the Cooper Bermuda Class A common shares on the
                                 earlier of (l) 10 business days after the
                                 public announcement that a third person (an
                                 "acquiring person") has acquired beneficial
                                 ownership of 15% or more of the outstanding
                                 Cooper Bermuda Class A common shares or (2) 10
                                 business days (or later if the board so
                                 determines) after the date that a tender or
                                 exchange offer is first published or given,
                                 that would result in a third person
                                 beneficially owning 15% or more of Cooper
                                 Bermuda's Class A common shares (a
                                 "distribution date").

                                 Each right will initially represent the right to purchase 1/100 of a Series A Participating
                                 Preferred Share and will not be exercisable until the distribution date. If an acquiring person becomes the beneficial holder of 15% or more of the then outstanding Cooper Bermuda
                                 Class A common shares, except in specified circumstances, each bolder of a right will have the right to receive upon exercise Cooper
                                 Bermuda Class A common shares having a value equal to two times the number of Cooper Bermuda
                                 Class A common shares associated with the right.

                                 If, after a third person becomes the beneficial
                                 owner of 15% or more of the Cooper Bermuda
                                 Class A common shares, Cooper Bermuda is
                                 acquired in a merger or other business
                                 combination, each holder of a right will have
                                 the right to receive common stock of the
                                 acquired company having value equal to two
                                 times the exercise price of a right.  The final
                                 expiration date is August 5, 2007.  The
                                 exercise price was initially set at $225 for
                                 each 1/100 of a Series A Participating
                                 Preferred Share, subject to
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
           PROVISION                             COOPER BERMUDA                              COOPER OHIO
-------------------------------- ------------------------------------------------ ----------------------------------
                                 adjustment. The board may redeem all but not
                                 less than all of the outstanding rights for
                                 $.01 per right, at the close of business on
                                 the tenth day following the stock acquisition
                                 date or the final expiration date.
-------------------------------- ------------------------------------------------ ----------------------------------
ALTERATION OF CAPITAL            Cooper Bermuda may, by resolution of the         Cooper Ohio's regulations do not
                                 shareholders or where required, of a separate    contain a similar provision, but
                                 class of shareholders, increase its authorized   similar rights are provided
                                 share capital and par value; divide its shares   under Ohio law.
                                 into several classes and attach thereto
                                 respectively any preferential, deferred,
                                 qualified or special rights, privileges or
                                 conditions; consolidate and divide its share
                                 capital into shares of larger par value;
                                 subdivide its shares into shares of smaller
                                 par value than is fixed by the memorandum of
                                 association; make provision for the issue and
                                 allotment of shares which do not carry any
                                 voting rights; cancel shares which, at the
                                 date of the passing of the resolution in that
                                 behalf, have not been taken or agreed to be
                                 taken by any person, and diminish the amount
                                 of its share capital by the amount of the
                                 shares cancelled and change the currency
                                 denomination of its share capital.
--------------------------------------------------------------------------------------------------------------------

                  INCOME TAX CONSEQUENCES OF THE REORGANIZATION


U.S. FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS


         The following general discussion summarizes the anticipated principal U.S. federal income tax consequences of the receipt of Cooper Bermuda Class A common shares by certain holders of Cooper Ohio common stock pursuant to the reorganization. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular Cooper Ohio shareholders in light of their individual circumstances or to shareholders who, for U.S. federal income tax purposes, are subject to special rules, such as:

         o        dealers or traders in securities or currencies;

         o        tax-exempt entities;

         o        banks, financial institutions, or insurance companies;

         o        grantor trusts;

         o real estate investment trusts or regulated investment companies;

         o holders who hold Cooper Ohio common stock as part of a position in a straddle or as part of a hedging or conversion transaction for U.S. federal income tax purposes;

         o        investors whose functional currency is not the U.S. dollar;

         o holders who acquired their Cooper Ohio common stock within twelve months of the effective date of the merger pursuant to the exercise of employee stock options or otherwise as compensation;

         o holders that, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates; and

         o holders who own, or are deemed to own, 10% or more, determined by voting power or value, of Cooper Ohio common stock or Cooper Bermuda Class A common shares.


         Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, or foreign tax consequences relating to the reorganization or the ownership and disposition of Cooper Bermuda Class A common shares. Nor does this discussion address the tax consequences of the reorganization to Cooper Ohio or Cooper Bermuda.


         EACH COOPER OHIO SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE RECEIPT OF COOPER BERMUDA CLASS A COMMON SHARES PURSUANT TO THE REORGANIZATION CONTEMPLATED BY THIS PROXY STATEMENT/PROSPECTUS AND THE OWNERSHIP AND DISPOSITION OF COOPER BERMUDA CLASS A COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS IN HIS OR HER PARTICULAR CIRCUMSTANCES.


         This discussion is based on the Code, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, including IRS Notice 94-93, 1994-2 C.B. 563, in each case as in effect and available on the date of this proxy statement/ prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Neither Cooper Ohio nor Cooper Bermuda will request any ruling from the IRS as to the U.S. federal income tax consequences of the reorganization.


         This discussion assumes that Cooper Ohio shareholders hold their Cooper Ohio common stock and will hold Cooper Bermuda Class A common shares as capital assets. In addition, this discussion is based on certain customary assumptions and representations made or to be made by Cooper Ohio and Cooper Bermuda, including (1) that the facts set forth in this registration statement are true, accurate, and complete and (2) that the reorganization will be consummated as described in this registration statement. Any change in the truth, accuracy or completeness of any of the facts, assumptions or representations on which this discussion is based could affect the tax consequences described below.


         For purposes of this document, a U.S. holder is a beneficial owner of Cooper Ohio common stock that, for U.S. federal income tax purposes, is:


         o        a citizen or resident of the U.S.;

         o a corporation or partnership created or organized in or under the laws of the U.S. or any State thereof, including the District of Columbia;

         o an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

         o a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust; or

         o otherwise subject to U.S. federal income taxation on a net income basis on their shares of Cooper Ohio common stock.

     THE REORGANIZATION


         Receipt of Cooper Bermuda Class A Common Shares. Because Cooper Bermuda is not a U.S. corporation, U.S. holders will recognize gain, but not loss, on the receipt of Cooper Bermuda Class A common shares in exchange for Cooper Ohio common stock pursuant to the reorganization. Each U.S. holder will recognize gain, but not loss, on the receipt of Cooper Bermuda Class A common shares in exchange for Cooper Ohio common stock pursuant to the reorganization in an amount equal to the excess, if any, of (1) the fair market value on the effective date of the reorganization of the Cooper Bermuda Class A common shares received by such U.S. holder (which generally may be determined by reference to the trading price of the Cooper Bermuda Class A common shares on the New York Stock Exchange) over (2) such U.S. holder's adjusted tax basis in its Cooper Ohio common stock surrendered in exchange therefor. Any gain recognized will be capital gain and will be long-term capital gain if the Cooper Ohio common stock has been held for more than one year at the time of the reorganization. A U.S. holder that recognizes gain with respect to the reorganization will have an aggregate adjusted tax basis in its Cooper Bermuda Class A common shares equal to the aggregate adjusted tax basis in the Cooper Ohio common stock exchanged therefor, increased by the amount of gain recognized. A U.S. holder will not be permitted to recognize any loss realized on the exchange of his or her shares of Cooper Ohio common stock in the reorganization. In such case, the aggregate adjusted tax basis of the Cooper Bermuda Class A common shares received by a U.S. holder with a loss on its Cooper Ohio common stock will be equal to such U.S. holder's aggregate adjusted tax basis in its Cooper Ohio common stock surrendered in exchange therefor. Thus, subject to any subsequent increases in the fair market value of the Cooper Bermuda Class A common shares, any loss would be preserved. The holding period for any Cooper Bermuda Class A common shares received by a U.S. holder recognizing gain with respect to the reorganization should begin the day after the effective date of the reorganization. A U.S. holder who has a gain with respect to some shares of Cooper Ohio common stock, but a loss with respect to other shares of Cooper Ohio common stock which cannot be recognized pursuant to the foregoing, will recognize the full amount of the gain without any reduction for the loss. The holding period for any Cooper Bermuda Class A common shares received by U.S. holders with a loss on their Cooper Ohio common stock will include the holding period of the Cooper Ohio common stock exchanged therefor.

         Reporting Requirements. In addition to the return and reporting requirements imposed on taxpayers generally, additional requirements may be applicable to U.S. holders. A U.S. holder may be subject to penalties if that holder fails to report the gain recognized in the reorganization on that holder's U.S. federal income tax return for the taxable year of the reorganization.

     COOPER BERMUDA CLASS A COMMON SHARES

         Distributions. Subject to the discussion below under "--Passive Foreign Investment Company Considerations," the gross amount of any distribution by Cooper Bermuda of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of Cooper Bermuda) with respect to common shares will be includible in income by a U.S. holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Cooper Bermuda as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. holders that are corporations. Subject to the discussion below under "--Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by Cooper Bermuda exceeds Cooper Bermuda's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the common shares and thereafter as capital gain. Cooper Bermuda will maintain calculations of its earnings and profits under U.S. federal income tax principles.

         The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

         It is anticipated that only a portion of the dividends received by a U.S. holder with respect to Cooper Bermuda Class A common shares will be treated as foreign source income for purposes of calculating such holder's foreign tax credit limitation. This is because it is anticipated that (1) U.S. persons will own a majority of the Cooper Bermuda common shares after the reorganization and
(2) a portion of the income derived by Cooper Bermuda will be U.S. source income. To the extent that dividends distributed by Cooper Bermuda are treated as foreign source income, they generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

         Sale or Exchange of Common Shares. Subject to the discussion below under "--Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize gain or loss on the sale or exchange of Cooper Bermuda Class A common shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in such Cooper Bermuda Class A common shares. Such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such common shares exceeds one year. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

         Passive Foreign Investment Company Considerations. A non-U.S. corporation will be classified as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (1) at least 75 percent of its gross income is passive income or (2) at least 50 percent of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         Based on certain estimates of its gross income and gross assets and the nature of its business, Cooper Bermuda believes that it will not be classified as a PFIC for its current taxable year. Cooper Bermuda's status in future years will depend on its assets and activities in those years. Cooper Bermuda has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC. However, the tests for determining PFIC status are applied annually, and it is difficult to predict accurately future income and assets, which are relevant to this determination. Accordingly, Cooper Bermuda cannot assure that it will not become a PFIC. If Cooper Bermuda were a PFIC, a U.S. holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, the Cooper Bermuda Class A common shares.

         Alternatively, a U.S. holder generally could elect, subject to certain limitations, to annually take into gross income the appreciation or depreciation in its Cooper Bermuda Class A common shares' value during the tax year (the "mark-to-market election"). If a U.S. holder makes the mark-to-market election, the U.S. holder will not be subject to the above-described rule. If a U.S. holder makes the mark-to-market election, the U.S. holder recognizes each year an amount equal to the difference as of the close of the taxable year between the U.S. holder's fair market value of the common shares and the adjusted basis in the common shares. Losses would be allowed only to the extent of net gain previously included by the U.S. holder under the mark-to-market election for prior taxable years. Amounts included in or deducted from income under the mark-to-market election and actual gains and losses realized upon the sale or disposition of the common shares, subject to certain limitations, will be treated as ordinary gains or losses. Another alternative election, which would allow a U.S. holder to elect to take its pro rata share of Cooper Bermuda's undistributed income into gross income as it is earned by Cooper Bermuda (the "QEF election"), would only be available to a U.S. holder if Cooper Bermuda provided certain information to the IRS. Because Cooper Bermuda generally will not satisfy the IRS's record keeping requirements, a U.S. holder may only be able to make the mark-to-market election and not the QEF election if Cooper Bermuda were a PFIC.

         U.S. holders are strongly urged to consult their tax advisors regarding the tax consequences that would arise if Cooper Bermuda were treated as a PFIC.


         Backup Withholding Tax and Information Reporting Requirements. Currently, distributions with respect to Cooper Ohio common stock and proceeds from the sale or redemption of Cooper Ohio common stock are subject to U.S. backup withholding tax and information reporting rules. After the reorganization, it is anticipated that the same rules will apply to distributions with respect to Cooper Bermuda Class A common shares and to proceeds from the sale or redemption of Cooper Bermuda Class A common shares.


         U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Cooper Bermuda Class A common shares made within the U.S. to a holder of Cooper Bermuda Class A common shares (other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold at the then applicable rate of any payments of dividends on, or proceeds from the sale or redemption of Cooper Bermuda Class A common shares within the U.S. to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. In the case of such payments by a payor or middleman within the U.S. to a foreign simple trust, a foreign grantor trust, or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust, or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of such U.S. Treasury regulations and payments to a foreign simple trust, a foreign grantor trust, or a foreign partnership that are effectively connected with the conduct of a trade or business in the U.S.), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust, or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a U.S. person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.


BERMUDA INCOME TAX CONSEQUENCES OF THE REORGANIZATION

         Under current Bermuda law, Cooper Bermuda is not subject to tax on income or capital gains. Furthermore, Cooper Bermuda has obtained from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended), an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of such tax will not be applicable to Cooper Bermuda or to any of its operations, or the shares, capital or common shares of Cooper Bermuda, until March 28, 2016. This undertaking does not, however, prevent the imposition of property taxes on Cooper Bermuda to the extent that it owns real property or leasehold interests in Bermuda or certain other taxes on Cooper Bermuda if it were to employ persons in Bermuda.

         Cooper Bermuda believes that no significant portion of its income or capital gains will be subject to tax in Bermuda, which currently has no corporate income tax. However, this belief is based upon the anticipated nature and conduct of the business of Cooper Bermuda, which may change, and upon Cooper Bermuda's understanding of its position under the tax laws of Bermuda and other countries, which position is subject to review and possible challenge by taxing authorities and to possible changes in law (which may have retroactive effect). The extent to which certain taxing jurisdictions may require Cooper Bermuda to pay tax or to make payments in lieu of tax cannot be determined in advance. There can be no assurance that these factors will not have a material adverse effect on Cooper Bermuda.

         Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by Cooper Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Cooper Bermuda common stock (other than by shareholders resident in Bermuda).


                                     EXPERTS


         The consolidated financial statements of Cooper Industries, Inc. incorporated by reference in Cooper Industries, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



                                  LEGAL MATTERS


         Certain legal matters in connection with the Cooper Bermuda common shares have been passed upon for Cooper Bermuda by its Bermuda counsel, Appleby, Spurling & Kempe. Appleby, Spurling & Kempe has also rendered an opinion to Cooper Bermuda regarding Bermuda tax consequences of the reorganization described in "Income Tax Consequences of the Reorganization -- Bermuda Income Tax Consequences of the Reorganization." Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to Cooper Bermuda regarding United States federal income tax consequences of the reorganization to shareholders of Cooper Ohio described in "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Shareholders." Ernst & Young LLP has also rendered an opinion to Cooper Bermuda regarding United States federal income tax consequences of the reorganization to shareholders of Cooper Ohio described in "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences to Shareholders."



                            PROPOSALS OF SHAREHOLDERS


         The board of directors of Cooper Ohio is not aware of any matters that are expected to come before the special meeting other than those referred to in this proxy statement/prospectus. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment. If the reorganization is approved by the shareholders, Cooper Bermuda's bye-laws will require that shareholders who wish to nominate persons for election to the board of directors must submit their nominations to Cooper Bermuda no later than November 5, 2002 to be considered at the 2003 Annual Meeting of Shareholders. Nominations must include certain information concerning the nominee and the proponent's ownership of common shares of Cooper Bermuda. Nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary of Cooper Bermuda can be contacted at the same address listed above for the Secretary of Cooper Ohio. Any other shareholder proposals intended to be presented for consideration at the 2003 Annual Meeting of Shareholders must also be received by the Secretary of Cooper Bermuda no later than November 5, 2002, to be included in the proxy materials relating to that meeting. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Cooper Bermuda for the Annual Meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement/prospectus. In any event, all shareholder proposals to be presented for consideration at the 2003 Annual Meeting of Shareholders must be received by the Secretary of Cooper Bermuda no later than January 19, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

         Cooper Bermuda has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.


         Cooper Ohio is, and after the reorganization Cooper Bermuda will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including Cooper Industries, Inc.) are available on the Commission's Web Site at http://www.sec.gov.


         Upon completion of the reorganization, Cooper Bermuda common shares will be traded on the New York Stock Exchange. At the time of commencement of such trading, Cooper Ohio common stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have automatically converted into shares of Cooper Bermuda and Cooper Bermuda will be registered pursuant to Section 12 of the Exchange Act.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Cooper Ohio with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-1175);


         (2) Current Reports on Form 8-K dated January 24, 2002, January 25, 2002 and February 21, 2002 (File No. 1-1175).


         Each document filed by Cooper Ohio pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON REQUEST WITHOUT

CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. WRITTEN REQUESTS SHOULD BE MADE BY [MONTH DAY], 2002 AND SHOULD BE DIRECTED TO COOPER INDUSTRIES, INC., 600 TRAVIS, SUITE 5800, HOUSTON, TEXAS 77002 ATTENTION:
OFFICE OF THE SECRETARY.


         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. COOPER BERMUDA IS PROHIBITED FROM MAKING ANY INVITATION TO THE PUBLIC IN BERMUDA TO SUBSCRIBE FOR ANY OF ITS SHARES.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            COOPER INDUSTRIES, LTD.,

                            COOPER INDUSTRIES, INC.

                                      AND

                             COOPER MERGERCO, INC.

                           DATED AS OF JUNE 11, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I MERGER............................................   I-1
  1.1 Merger................................................   I-1
  1.2 Effective Time........................................   I-1
  1.3 Effects of the Merger.................................   I-1
ARTICLE II NAME, ARTICLES OF INCORPORATION, DIRECTORS AND
  EXECUTIVE OFFICERS........................................   I-2
  2.1 Name of Surviving Corporation.........................   I-2
  2.2 Articles of Incorporation; Regulations................   I-2
  2.3 Directors.............................................   I-2
  2.4 Officers..............................................   I-2
ARTICLE III CONVERSION AND EXCHANGE OF STOCK................   I-2
  3.1 Conversion............................................   I-2
  3.2 Exchange of Stock.....................................   I-3
  3.3 Dissenters' Rights....................................   I-3
ARTICLE IV BENEFIT AND COMPENSATION PLANS...................   I-4
  4.1 Plans.................................................   I-4
  4.2 Reimbursement for Certain Deferred Compensation.......   I-4
ARTICLE V CONDITIONS PRECEDENT..............................   I-5
  5.1 Conditions to Each Party's Obligation to Effect the
     Merger.................................................   I-5
ARTICLE VI TERMINATION, AMENDMENT AND WAIVER................   I-5
  6.1 Termination...........................................   I-5
  6.2 Effect of Termination.................................   I-5
  6.3 Amendment.............................................   I-5
  6.4 Waiver................................................   I-6
  6.5 Procedure for Termination, Amendment, Extension or
     Waiver.................................................   I-6
ARTICLE VII GENERAL PROVISIONS..............................   I-6
  7.1 Notices...............................................   I-6
  7.2 Entire Agreement; No Third-party Beneficiaries........   I-6
  7.3 Governing Law.........................................   I-6

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 11, 2001, among Cooper Industries, Ltd., a Bermuda company ("Cooper Bermuda"), Cooper Industries, Inc., an Ohio corporation ("Cooper Ohio"), and Cooper Mergerco, Inc., an Ohio corporation ("Merger Sub") and a newly formed, indirect wholly-owned subsidiary of Cooper Bermuda.

    WHEREAS, the respective Boards of Directors of Cooper Bermuda, Cooper Ohio and Merger Sub deem it advisable and in the best interests of their respective shareholders to reorganize such that the company will effectively change its place of incorporation from Ohio to Bermuda by merging Merger Sub with and into Cooper Ohio;

    WHEREAS, the respective Boards of Directors of Cooper Bermuda, Cooper Ohio and Merger Sub have each approved the merger of Merger Sub with and into Cooper Ohio, pursuant to which Cooper Ohio will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Cooper Bermuda, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and whereby each outstanding share of common stock, par value $5.00 per share, of Cooper Ohio (together with the rights associated with such shares (the "Cooper Ohio Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of August 5, 1997, between Cooper Ohio and First Chicago Trust Company of New York, as Rights Agent, ("Cooper Ohio Common Stock"), other than those shares of Cooper Ohio Common Stock held by Cooper Ohio or any direct or indirect wholly-owned subsidiary of Cooper Ohio and Dissenting Shares, shall be automatically converted into one Class A common share, par value $.01 per share, of Cooper Bermuda ("Cooper Bermuda Class A Common Share"); and

    WHEREAS, the consummation of the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of a majority of the voting power of Cooper Ohio (the "Cooper Ohio Shareholder Approval");

    NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                     MERGER

    1.1  MERGER

    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio General Corporation Law (the "OGCL"), Merger Sub shall be merged with and into Cooper Ohio at the Effective Time of the Merger. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and Cooper Ohio shall continue as the surviving corporation (the "Surviving Corporation"), becoming a wholly-owned, indirect subsidiary of Cooper Bermuda, and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the OGCL.

    1.2  EFFECTIVE TIME

    Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall duly prepare, execute and file a certificate of merger (the "Ohio Certificate of Merger") in accordance with Section 1701.81 of the OGCL with the Secretary of State of Ohio. The Merger shall become effective upon the filing of the Ohio Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Cooper Bermuda and Cooper
Ohio). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

    1.3  EFFECTS OF THE MERGER

        (a) General Effects.  The Merger shall have the effects set forth in
    Section 1701.82 of the OCGL.

        (b) Assumptions of Obligations. The Surviving Corporation specifically assumes any obligation of Merger Sub which requires that such obligation is specifically assumed by the Surviving Corporation.

                                   ARTICLE II

                        NAME, ARTICLES OF INCORPORATION,
                        DIRECTORS AND EXECUTIVE OFFICERS

    2.1  NAME OF SURVIVING CORPORATION

    The name of the Surviving Corporation shall be "Cooper Industries, Inc."

    2.2  ARTICLES OF INCORPORATION; REGULATIONS

        (a) The Articles of Incorporation of the Surviving Corporation shall be amended as of the Effective Time pursuant to the Certificate of Merger to contain the provisions in the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST of such Articles shall provide that the name of the Surviving Corporation shall be "Cooper Industries, Inc."

        (b) The Regulations of the Merger Sub in effect immediately prior to the Effective Time shall be the regulations of the Surviving Corporation until amended in accordance with applicable law.

    2.3  DIRECTORS

    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Articles of Incorporation and Regulations of the Surviving Corporation, or as otherwise provided by applicable law.

    2.4  OFFICERS

    The officers of Cooper Ohio immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Articles of Incorporation and Regulations of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

    3.1  CONVERSION

    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

        (a) Conversion of Cooper Ohio Common Stock. Each issued and outstanding share of Cooper Ohio Common Stock, other than shares cancelled in accordance with 3.1(b) and Dissenting Shares, shall be converted into and become one fully paid and nonassessable Cooper Bermuda Class A Common Share.

        (b) Cancellation of Cooper Ohio-Owned Stock. Each issued share of Cooper Ohio Common Stock that is owned by Cooper Ohio or by any direct or indirect wholly-owned subsidiary of Cooper Ohio prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Cooper Bermuda Class A Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of Cooper Ohio Common Stock.

        (c) CONVERSION OF MERGER SUB COMMON STOCK. Each issued and outstanding share of common stock, par value $1.00 per share, of Merger Sub, shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, power and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (d) STOCK OPTION AND AWARD PLANS. Cooper Ohio currently maintains and sponsors the Employee Stock Purchase Plan, UK Employee Share Purchase Plan, Stock Incentive Plan, Management Annual Incentive Plan and certain other plans and agreements providing for the grant or award to its employees of options or other rights to purchase or receive Cooper Ohio Common Stock (the "Employee Stock Plans"). Cooper Ohio also maintains and sponsors the Directors' Stock Plan, Directors' Retainer Fee Stock Plan and certain other plans and agreements providing for the grant or award to its directors of options or other rights to purchase or receive Cooper Ohio Common Stock (the "Director Stock Plans"). Cooper Ohio shall continue to maintain and sponsor the Employee Stock Plans and Cooper Bermuda shall assume the rights and obligations of Cooper Ohio under the Director Stock Plans, subject to Cooper Ohio's obligation to reimburse Cooper Bermuda for payments to directors representing deferred shares accrued as of the Effective Time pursuant to Section 4.2. The outstanding options and other awards under the Employee Stock Plans and Director Stock Plans shall be exercisable or issuable upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, Cooper Bermuda Class A Common Shares shall be issuable in lieu of shares of Cooper Ohio Common Stock. The number of Cooper Bermuda Class A Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued under the Employee Stock Plans and Director Stock Plans after the Effective Time shall entitle the holder thereof to purchase Cooper Bermuda Class A Common Shares in accordance with the terms of the Employee Stock Plans and Director Stock Plans.

        (e) Dividend Reinvestment Plan. At the Effective Time, Cooper Bermuda shall assume all the rights and obligations of Cooper Ohio under the Cooper Industries, Inc. Dividend Reinvestment and Stock Purchase Plan and such Plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Cooper Bermuda Class A Common Shares.

        (f) Rights. Each Cooper Ohio Right shall automatically be converted into one right issued pursuant to the Rights Agreement, to be entered into prior to the Merger between Cooper Bermuda and EquiServe Trust Company, N.A., as Rights Agent, containing terms and conditions substantially similar to the Rights Agreement.

    3.2  EXCHANGE OF STOCK

        (a) Exchange Procedures. At the Effective Time, each outstanding certificate theretofore representing shares of Cooper Ohio Common Stock (other than shares to be cancelled as set forth in Section 3.1(b) and Dissenting Shares) shall automatically represent the same number of Cooper Bermuda Class A Common Shares, and therefore do not need to be exchanged for certificates representing Class A Common Shares. Following the Merger, certificates bearing the name of Cooper Bermuda will be issued in the normal course upon surrender of certificates bearing the name of Cooper Ohio for exchange or transfer.

        (b) No Further Ownership Rights in Cooper Ohio Common Stock. All Cooper Bermuda Class A Common Shares issued upon the Merger, including any certificates issued upon the surrender for exchange of certificates in accordance with the terms of this Article III, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Cooper Ohio Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Cooper Ohio on such shares of Cooper Ohio Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Cooper Ohio Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

    3.3  DISSENTERS' RIGHTS

    Anything contained in this Agreement to the contrary notwithstanding, if any person shall perfect dissenter's rights in respect of one or more shares of Cooper Ohio Common Stock, in accordance with

Section 1701.85 of the OGCL, then all of the rights accruing from the shares of Cooper Ohio Common Stock which are outstanding immediately before the Effective Time and which are held by any shareholders who have not voted such shares in favor of the adoption of this Agreement and who shall have delivered to Cooper Ohio a written demand for appraisal of such shares in the manner provided in
Section 1701.85 of the OGCL shall be suspended at the Effective Time; provided, however that (i) the holders of such shares shall be entitled ("Dissenting Shares") upon compliance with the provisions of Section 1701.85 of the OGCL to payment of the appraised value of such Dissenting Shares in accordance with
Section 1701.85 of the OGCL and (ii) the rights accruing from the Dissenting Shares shall remain suspended until the earlier of (A) the date on which such holder, upon compliance with the provisions of Section 1701.85 of the OGCL, establishes the right to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL and such value is paid to such holder, at which time such Dissenting Shares shall be cancelled and extinguished in consideration and exchange for such payment; and
(B) the date on which either the demand for appraisal of such Dissenting Shares is withdrawn with the consent of Cooper Ohio or such holder forfeits the rights of appraisal of such Dissenting Shares by failing to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the OGCL, at which time each such Dissenting Share shall be converted into and become one fully paid and nonassessable Cooper Bermuda Class A Common Share.

                                   ARTICLE IV

                         BENEFIT AND COMPENSATION PLANS

    4.1  PLANS

    At the Effective Time, (i) Cooper Ohio shall continue to sponsor and maintain each employee benefit and deferred compensation plan and program to which Cooper Ohio is then a party (the "Employee Benefit Plans") and the Directors Retirement Plan, and (ii) subject to Section 4.2, Cooper Bermuda shall assume the rights and obligations of Cooper Ohio under each director benefit and deferred compensation plan and program to which Cooper Ohio is then a party (the "Director Benefit Plans") other than the Directors Retirement Plan. To the extent any Employee Benefit Plan or Director Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Cooper Ohio Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Cooper Bermuda Class A Common Shares. Cooper Bermuda shall offer to enter into management continuity agreements (the "New Change of Control Agreements") with each executive officer and key employee of Cooper Ohio who, immediately prior to the Effective Time, is a party to a management continuity agreement with Cooper Ohio (each a "Change of Control Agreement") and the terms and conditions of the New Change of Control Agreements shall be substantially similar to those set forth in the Change of Control Agreements.

    4.2  REIMBURSEMENT FOR CERTAIN DEFERRED COMPENSATION

    Cooper Ohio shall reimburse Cooper Bermuda for payments to directors or former directors representing deferred compensation in the form of cash or shares accrued as of the Effective Time plus any interest or dividend equivalents accruing thereon after the Effective Time under the Directors' Deferred Compensation Plan, Directors' Stock Plan and Directors' Retainer Fee Stock Plan. Such reimbursement shall be due to Cooper Bermuda at the time the deferred compensation is paid by Cooper Bermuda to the director or former director. Cooper Ohio's reimbursement obligation with respect to the payment of deferred shares to a director or former director may, at Cooper Ohio's option, be satisfied either: (i) by delivering to Cooper Bermuda the equivalent number of Cooper Bermuda Class A Common Shares, or (ii) by paying cash to Cooper Bermuda in an amount equal to the product of number of shares distributed multiplied by the average of the per share high and low sales prices of a Class A Common Share on the New York Stock Exchange composite tape on the day that payment is made (or if no Class A Common Shares traded on such day, then on the next preceding trading day). Distributions of deferred account balances shall be deemed to be made first from balances for which Cooper Ohio is obligated to reimburse Cooper Bermuda under this Section 4.2 and thereafter from additional accruals for which Cooper Bermuda is responsible without reimbursement.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

    5.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

        (a) Shareholder Approval. The Cooper Ohio Shareholder Approval shall have been obtained.

        (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Cooper Bermuda in connection with the issuance of the Cooper Bermuda Class A Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

        (c) NYSE Approval. The New York Stock Exchange (the "NYSE") shall have confirmed that the Cooper Bermuda Class A Common Shares have been approved for listing on the NYSE, subject to notice of issuance, and may trade on the NYSE and succeed to the ticker symbol "CBE."

        (d) Governmental, Regulatory and Other Material Third-Party
    Consents. All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

        (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

    6.1  TERMINATION

    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Cooper Ohio Shareholder Approval, by action of the Board of Directors of Cooper Bermuda, Cooper Ohio or Merger Sub.

    6.2  EFFECT OF TERMINATION

    In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Cooper Ohio, Merger Sub or Cooper Bermuda, other than the provisions of this Article VI and Article VII.

    6.3  AMENDMENT

    This Agreement may be amended by the parties at any time before or after the Cooper Ohio Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that alters or changes the amount or kind of shares to be received by shareholders in the Merger; alters or changes any term of the articles of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of the Surviving Corporation; or alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of shares of Cooper Ohio Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    6.4  WAIVER

    At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    6.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

    A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to Section 6.4 shall, in order to be effective, require action by the Board of Directors of Cooper Ohio, Cooper Bermuda and Merger Sub.

                                  ARTICLE VII

                               GENERAL PROVISIONS

    7.1  NOTICES

    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to Cooper Bermuda:

       Cooper Industries, Ltd.
       600 Travis, Suite 5800
       Houston, Texas 77002-1001
       Attention: Office of the Secretary

       (b) if to Cooper Ohio:

       Cooper Industries, Inc.
       600 Travis, Suite 5800
       Houston, Texas 77002-1001
       Attention: General Counsel

       (c) if to Merger Sub:

       Cooper Mergerco, Inc.
       c/o Cooper Industries, Inc.
       600 Travis, Suite 5800
       Houston, Texas 77002-1001
       Attention: General Counsel

    7.2  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

    This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, is not intended to confer upon any person other than the parties any rights or remedies.

    7.3  GOVERNING LAW

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    IN WITNESS WHEREOF, Cooper Ohio, Cooper Bermuda and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            COOPER INDUSTRIES, LTD.

                                            By:  /s/ DIANE K. SCHUMACHER
                                             -----------------------------------
                                                Name: Diane K. Schumacher
                                                Title:  Senior Vice President
                                                        and General Counsel

                                            COOPER MERGERCO, INC.

                                            By: /s/ D. BRADLEY MCWILLIAMS
                                             -----------------------------------
                                                Name: D. Bradley McWilliams
                                                Title: Vice President and
                                                       Treasurer

                                            COOPER INDUSTRIES, INC.

                                            By:   /s/ H. JOHN RILEY, JR.
                                             -----------------------------------
                                                Name: H. John Riley, Jr.
                                                Title:  Chairman, President and
                                                        Chief Executive Officer

                                                                        ANNEX II

                                     [LOGO]

                                    BERMUDA

                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                              SECTION 7(1) AND (2)

                           MEMORANDUM OF ASSOCIATION

                                       OF


                            COOPER INDUSTRIES, LTD.
                   (hereinafter referred to as "the Company")


    1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

    2. We, the undersigned, namely,

                                                                         NUMBER OF          BERMUDIAN
                                                                          SHARES              STATUS
NAME AND ADDRESS                                       NATIONALITY      SUBSCRIBED         (YES OR NO)
----------------                                       -----------   -----------------   ----------------
Alison R. Dyer.......................................    British             1                 Yes
  Cedar House
  41 Cedar Avenue
  Hamilton HM 12, Bermuda
Ruby L. Rawlins......................................    British             1                 Yes
  Cedar House
  41 Cedar House
  Hamilton HM 12, Bermuda
Angela R. B. Browne..................................    British             1                 Yes
  Cedar Houst
  41 Cedar House
  Hamilton HM 12, Bermuda
Joy F. Thompson......................................    British             1                 Yes
  Cedar Houst
  41 Cedar House
  Hamilton HM 12, Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

    3. The Company is to be Exempted Company as defined by the Companies Act
1981.

    4. The Company, with the consent of the Minister of Finance, has power to
hold land situate in Bermuda not exceeding   in all, including the following
parcels:

    Not applicable.

    5. The authorised share capital of the Company is US$12,000.00 divided into 1,200,000 shares of $0.01 each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

    6. The objects for which the Company is formed and incorporated are:

        (a) To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

        (b) To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

        (c) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated or acquired which may be or may become a Group Company (which expression, in this and the next following paragraphs means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in The Companies Act 1981) or, with the prior written approval of the Minister of Finance, any company or companies now or hereafter incorporated or acquired with which the Company may be or may become associated;

        (d) To provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank;

        Provided that the Company shall not be deemed to have the power to act as executor or administrator, or as trustee, except in connection with the issue of bonds and debentures by the Company or any Group Company or in connection with a pension scheme for the benefit of employees or former employees of the Company or a Group Company or their respective predecessors, or the dependents or connections of such employees or former employees; and

        (e) the packaging of goods of all kinds;

        (f) The buying, selling and dealing in goods of all kinds;

        (g) The designing and manufacturing goods of all kinds;

        (h) Scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centers;

        (i) All forms of engineering;

        (j) The acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

        (k) The buying, selling, hiring, letting and dealing in conveyances of any sort;

        (l) To acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

        (m) To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with our without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

    7. The Company has the following powers:

        (a) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities;

        (b) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company;

        (c) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

        (d) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

        (e) to issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

        (f) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

        (g) subject to the provisions of Section 42 of the Companies Act 1981, to issue performance shares which at the option of the holders thereof are to be liable to be redeemed; and

        (h) to purchase its own shares in accordance with the provisions of
    Section 42A of the Companies Act 1981.

    Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

                                  [ILLEGIBLE]
------------------------------------------------------

                                  [ILLEGIBLE]
------------------------------------------------------

                                  [ILLEGIBLE]
------------------------------------------------------

                                  [ILLEGIBLE]
------------------------------------------------------
                                 (Subscribers)

                                  [ILLEGIBLE]
------------------------------------------------------

                                  [ILLEGIBLE]
------------------------------------------------------

                                  [ILLEGIBLE]
------------------------------------------------------

                                  [ILLEGIBLE]
------------------------------------------------------
                                  (Witnesses)

    SUBSCRIBED this 18th day of May 2001.

STAMP DUTY (To be affixed)

NOT APPLICABLE

                                                                       ANNEX III

                         AMENDED AND RESTATED BYE-LAWS

                                       OF

                            COOPER INDUSTRIES, LTD.


    I HEREBY CERTIFY that the within written Amended and Restated Bye-laws are a true copy of the Amended and Restated Bye-laws of COOPER INDUSTRIES, LTD. as
approved at the meeting of the above Company on the     day of            ,
2002.


                                            ------------------------------------
                                                          Director

                                      III-1

                                     INDEX

           BYE-LAW                                    SUBJECT
           -------                                    -------
              1-7           -- Share Capital, Rights and Voting
                8           -- Transfer of Shares
             9-13           -- Transmission of Shares
               14           -- Alteration of Capital
               15           -- Seal of the Company
            16-25           -- General Meetings of Shareholders
            26-34           -- Board of Directors
               35           -- Committees
            36-50           -- Officers
               51           -- Accounting Records
               52           -- Appointment of Auditor
            53-56           -- Indemnity
            57-59           -- Fair Price to Shareholders in Business Combinations
            60-61           -- Amendments

                                      III-2

                        AMENDED AND RESTATED BYE -- LAWS
                                       OF
                            COOPER INDUSTRIES, LTD.

                        SHARE CAPITAL, RIGHTS AND VOTING

 1. Share Capital and Rights. The authorized share capital of the Company is U.S.$4,100,000 divided into 250,000,000 Class A common shares par value U.S.$.01 per share (the "Class A Common Shares"), 150,000,000 Class B common shares par value U.S.$.01 per share (the "Class B Common Shares") and 10,000,000 Preferred Shares par value U.S.$.01 per share (the "Preferred Shares").

    A. Terms of the Class A Common Shares.

       Subject to these Bye-laws, holders of the Class A Common Shares shall:

       1. be entitled to one vote for each Class A Common Share held by such holder, on the relevant record date, on all matters submitted to a vote of the shareholders;

       2. be entitled to such dividends and other distributions in cash, shares or property of the Company out of assets or funds of the Company legally available therefor, as the Board of Directors may from time to time declare; and

       3. generally be entitled to enjoy all of the rights attaching to shares under the Companies Act (as used herein, the "Companies Act" means every Bermuda Statute from time to time in force concerning companies insofar as the same applies to the Company).

    B. Terms of the Class B Common Shares.

       Subject to these Bye-laws, the holders of the Class B Common Shares shall have all of the rights of the holders of the Class A Common Shares, except that:

       1. the holders of the Class B Common Shares shall not be entitled to vote, except as to matters for which the Companies Act specifically requires voting rights for otherwise nonvoting shares;

       2. if, at any time, a dividend or other distribution in cash, shares or other property is declared or paid on the Class A Common Shares, a like dividend or other distribution in kind and amount shall also be declared and paid on the Class B Common Shares;

       3. the holders of the Class B Common Shares shall have the right to convert their shares into Class A Common Shares on a one-for-one basis in the following circumstances:

         (a) to satisfy the obligations of the Company or its subsidiaries or affiliated companies to issue Class A Common Shares with regard to the exercise of share options or grants of shares pursuant to share incentive plans, employee share purchase plans or other stock compensation plans sponsored by the Company or its subsidiaries or affiliated companies; or

         (b) as consideration for any acquisition of stock or assets of a third party;

       4. in the event of transfer of Class B Common Shares to any person other than a wholly-owned subsidiary of the Company, the Class B Common Shares so transferred shall automatically be converted into Class A Common Shares on a one-for-one basis; and

       5. the holders of the Class B Common Shares shall have the right upon written notice to require the Company, subject to section 42A of the Companies Act, to purchase for cash the number of Class B Common Shares stated in such notice at the fair market value per share of the Class A Common Shares on the date of such notice. Any such purchase shall be settled within 180 calendar days of the day such notice is given and shall include simple interest from the date of the notice to but not including the payment date at a rate equal to the prime rate charged by the Chase Manhattan Bank or its successor. For purposes of this paragraph, the fair market value per share of the Class A Common Shares, as of any date, means the average of the high and low sales prices of a share of the Class A Common Shares as reported on the New York Stock Exchange composite tape on the
                                      III-3
          applicable date, or if no sales of the Class A Common Shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of the Class A Common Shares were made. No dividends shall be declared on any Class B Common Shares for which notice has been given under this paragraph.

    C. Rights of Common Shares Upon Issuance of Additional Shares. For the purposes of these Bye-laws, the rights attaching to any of the Class A Common Shares or the Class B Common Shares shall be deemed not to be altered by the allotment or issue by the Company of other shares ranking in priority for payment of dividends or with respect to capital, or which confer on the holders voting rights more favourable than those conferred on the Class A Common Shares or Class B Common Shares, and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu with such Common Shares, or by the purchase or redemption by the Company of any of its own shares.


    D. Preferred Shares. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any of the Preferred Shares in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at the option of the Company or the holders, or both, at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (d) convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

 2. Options and Warrants. The Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

 3. Purchase of Shares by Company. The Board of Directors may, at its discretion, authorize the purchase by the Company of its own shares of any class upon such terms as the Board may determine, at any price (whether at par or above or below par), provided always that such purchase is effected in accordance with the provisions of the Companies Act.

 4. No Preemptive Rights. No holder of shares of any class or other securities of the Company shall as such holder have any preemptive right to purchase shares of any class or other securities of the Company or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of the Company, whether such shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.

 5. Power to Issue Shares. Subject to these Bye-laws, the Board of Directors shall have power to issue any authorized and unissued shares of the Company on such terms and conditions as it may determine. The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including but not limited to the right to vote, to receive dividends and distributions and to participate in a winding up.

 6. Dividends and Other Payments. The Board of Directors may from time to time declare dividends or distributions out of assets or funds of the Company legally available therefor, including distributions out of

                                      III-4
    contributed surplus, to be paid to the shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Company may deduct from any dividend, distribution or other monies payable to a shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by the shareholder to the Company on account of calls or otherwise in respect of shares of the Company. No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.


 7. Certificates. At the discretion of the Board of Directors or the Secretary, the Company may issue shares including Class A Common Shares, Class B Common Shares and Preferred Shares in uncertificated form upon the initial issuance of such shares or thereafter upon surrender of the certificates representing such shares.

                               TRANSFER OF SHARES

 8. Transfer of Shares. Subject to the Companies Act and these Bye-laws, any shareholder may transfer all or any of the holder's shares by an instrument of transfer in the usual common form or in any other form which the Board of Directors or the Company's transfer agent may approve. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall also be signed by or on behalf of the transferee. The Board may decline to register any transfer unless:

    (a) the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

    (b) the instrument of transfer is in respect of only one class of share; and

    (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

    Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law 8.

                             TRANSMISSION OF SHARES


 9. Representative of a Deceased Shareholder. If a shareholder dies, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where the deceased was a sole holder, shall be the only person recognised by the Company as having any title to the deceased holder's shares. Nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by such deceased holder solely or jointly with other persons. For the purpose of this Bye-law, the legal personal representative means the person to whom probate or letters of administration has or have been granted, or failing any such person, such other person as the Board of Directors may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.


10. Registration on Death or Transfer by Operation of Law. Any person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law, may be registered as a shareholder or may elect to nominate some person to be registered as a transferee of such share upon such evidence being produced as may from time to time be required by the Board of Directors or the Company's transfer agent. In either case, the Company shall have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that shareholder before such shareholder's death or transfer by operation of law, as the case may be.

11. Dividend Entitlement of Transferee. A person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board of Directors as to such entitlement) be entitled to receive and
                                      III-5
    may give a discharge for any dividends or other monies payable in respect of the share, but such person shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company (whether annual or special) or, except as aforesaid, to exercise in respect of the share any of the rights or privileges of a shareholder until such person shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

12. Ownership of Shares. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

13. Exercise of Power by Secretary. Subject to any directions of the Board of Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 9, 10, 11 and 12.

                             ALTERATION OF CAPITAL

14. Alteration of Capital. The Company may from time to time by resolution of the shareholders or where required, of a separate class of shareholders:

    (a) increase its authorized share capital by new shares of such amount and par value as it thinks expedient;

    (b) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

    (c) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

    (d) subdivide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

    (e) make provision for the issue and allotment of shares which do not carry any voting rights;

    (f) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

    (g)  change the currency denomination of its share capital.

                              SEAL OF THE COMPANY

15. Seal of the Company. Any instrument to which the corporate seal of the Company is affixed shall be signed by either two directors, or by the Secretary and one director, or by any two officers of the Company, or by any one person whether or not a director or officer who has been authorized either generally or specifically to affirm use of the corporate seal; provided that any director or officer of the Company, or any resident representative of the Company appointed pursuant to the Companies Act (a "Resident Representative"), may affix a corporate seal over his or her signature alone to authenticate copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such director, officer or Resident Representative.

                                      III-6

                        GENERAL MEETINGS OF SHAREHOLDERS

16. Annual General Meeting. The annual general meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect directors, appoint auditors and transact such other business as may properly be brought before the meeting.

17. Special General Meetings. Special general meetings of shareholders, for any purpose or purposes, may be called by any of: (a) the Chairman of the Board of Directors, (b) the Deputy Chairman, (c) the Board of Directors, (d) the President or (e) the shareholders when requisitioned by shareholders pursuant to and in accordance with the provisions of the Companies Act. Such request shall state the purpose or purposes of the proposed meeting. At a special general meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

18. Place of Meetings. All general meetings of the shareholders may be held in Bermuda or at such other place and at such time as may be designated by the Chairman of the Board, the Deputy Chairman or the President and specified in the notice of meeting.

19. Notice of Meetings. Written notice of each annual or special general meeting of the shareholders, stating the day, time, place, and purposes thereof, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each shareholder of record as of the applicable record date who is entitled to vote at such meeting, by mail or by e-mail or any other electronic means at the shareholder's address as it appears on the register of shareholders or at any other address given in writing by such shareholder to the Company for such purpose. Notice of each annual or special general meeting shall also be given in the same manner as described above to any Resident Representative of the Company who has delivered a written notice to the Company's registered office requiring that such notice be sent to such Resident Representative. Any notice given in the manner set forth in this Bye-law 19 shall be deemed duly given and shall be deemed to have been served five days after dispatch if sent by post or twenty-four hours after its dispatch by any other means. Any shareholder or Resident Representative may waive any notice required to be given by law, the Memorandum, or the Bye-laws, and the attendance of any shareholder at any meeting, whether in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

20. Proxies. Instruments executed by any shareholder appointing a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board of Directors or the Secretary of the Company shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the New York Stock Exchange or such other exchange or exchanges on which the Company's shares are listed. No such instrument appointing a proxy or corporate representative shall be voted or acted upon after 2 years from its date.

21. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders provided that at any meeting duly called at which a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn such meeting from time to time without notice other than by announcement of the chairman of the meeting; and provided further that any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to Bye-law 19 in the event that such meeting is to be reconvened.

22. Chairman of Meeting. The Chairman of the Board (if any) or, in his or her absence, the Deputy Chairman or, in his or her absence, the President, shall preside as chairman at every general meeting. In the absence of the Chairman of the Board, the Deputy Chairman and the President, the directors present shall

                                      III-7
    choose one of their number to act or if one director only is present he or she shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote at the meeting shall elect one of their number to be chairman.


23. Voting. At all general meetings of the shareholders at which a quorum is present any question or proposal shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital shares present in person or represented by proxy and entitled to vote on such question on the relevant record date, voting as a single class, except as otherwise required by law, the Memorandum of Association or these Bye-laws and except that directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at such general meeting. The number of votes cast in favour or against such question or proposal, or abstaining shall be determined by a poll of the votes cast.

24. Record Date. The Board of Directors shall fix a record date in order that the Company may determine the shareholders entitled to: (a) notice of or to vote at any general meeting of shareholders or any adjournment or postponement thereof, (b) consent to corporate action in writing without a meeting, (c) receive payment of any dividend or other distribution or allotment of rights, (d) exercise any rights in respect of any change, conversion or exchange of shares, or (e) for the purpose of any other lawful action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


25. Business to be Transacted. At any annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting: (a) by or at the direction of the Board of Directors, (b) by any shareholder of the Company who complies with the procedures set forth in this Bye-law 25, or (c) by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company and satisfied all requirements under applicable rules promulgated by the United States Securities and Exchange Commission or by the New York Stock Exchange or any other exchange on which the Company's securities are traded. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at the Company's principal executive offices not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the United States Securities and Exchange Commission, in advance of the anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual general meeting (or no later than January 19, 2003 with respect to the 2003 annual general meeting). To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and record address of such shareholder, (c) the class or series and number of capital shares of the Company which are owned beneficially or of record by such shareholder,
    (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting. To be in proper written form, a shareholder's notice to the Secretary regarding nomination of any person for election to the Board of Directors must also set forth as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of capital shares of the Company which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No business shall be conducted at the annual general meeting of shareholders except business brought before the annual general meeting in


                                      III-8
    accordance with the procedures set forth in this Bye-law 25; provided, however, that, once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Bye-law 25 shall be deemed to preclude discussion by any shareholder of any such business.


                               BOARD OF DIRECTORS


26. Number; Election; Term. The number of directors shall be not less than nine or more than fifteen. The number of directors to be elected at any time within the minimum and maximum limitations specified in the preceding sentence shall be determined from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the directors in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the directors in office. The term of the initial Class I directors shall terminate on the date of the 2003 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2004 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2005 annual general meeting. At each annual general meeting of shareholders beginning in 2003, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of Preferred Shares, any casual vacancy may be filled by a majority of the Board of Directors then in office, provided that a quorum is present. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. During any vacancy in the Board of Directors, the remaining directors shall have full power to act as the Board of Directors of the Company. No director shall be removed without an 80% vote of the voting power of the Company on the relevant record date in favour of such removal, unless a majority of the Board of Directors has previously voted in favour of said removal, in which case the shareholder voting requirements specified under the Companies Act shall apply. No person may be elected or appointed to serve as director except as provided in this Bye-law 26 and no person may be elected or appointed to serve as an alternate director under the provisions of the Companies Act.


27. Quorum; Chairman of Meetings. A majority of the directors in office at the time shall constitute a quorum for a meeting of the Board of Directors; provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the chairman of the meeting. At such meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present except as expressly provided in these Bye-laws. The Chairman of the Board or, in his or her absence, the Deputy Chairman, or in his or her absence, the President, shall preside as chairman at every meeting of the Board of Directors. In the absence of the Chairman, Deputy Chairman and President, the directors present may choose one of their number to be chairman of the meeting.

28. Organization Meeting. Immediately after each annual general meeting of the shareholders, or special meeting held in lieu thereof, the Board of Directors, if a quorum is present, shall hold an organization meeting at the place designated by the Chairman of the Board, the Deputy Chairman or the President for the purpose of electing officers and transacting any other business. If for any reason such organization
                                      III-9
    meeting is not held at such time, a special meeting for such purposes shall be held as soon thereafter as practicable.

29. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be provided for in resolutions adopted by the Board.

30. Special Meetings. Special meetings of the Board of Directors may be held at any time upon call by the Chairman of the Board, the Deputy Chairman, the President or at least one-third of the directors.

31. Notice of Meetings. Notice of any organization, regular or special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any director may waive any notice required to be given by law, the Memorandum or the Bye-laws, and the attendance of a director at a meeting shall be deemed to be a waiver by such director of notice of such meeting. The accidental omission to give notice of a meeting to any director shall not invalidate the proceedings at that meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

32. Action by Written Resolution. A resolution in writing signed by all the directors in office or by all the members of a committee shall have the same force and effect as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the directors or members of the committee concerned. A resolution in writing made in accordance with this section shall constitute minutes of the proceedings for purposes of the Companies Act.

33. Compensation. The Board of Directors is authorized to fix a reasonable compensation for directors and to provide a fee and reimbursement of expenses for attendance at any meeting of the Board to be paid to each director who is not otherwise a salaried officer or employee of the Company.

34. Validity of Appointment. All acts done by the Board of Directors or by any committee or by any person acting as a director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director, member of such committee or person so authorised.

                                   COMMITTEES

35. Committees. The Board of Directors at any time may elect from its number an executive committee and other committees, each of which shall consist of not less than three directors. Each member of each such committee shall hold office at the pleasure of the Board and may be removed by the Board at any time with or without cause. Vacancies occurring in the committee may be filled by the Board. During any vacancy on a committee, the remaining members shall have full power to act as the committee. Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the Board, and, if no such rules shall have been prescribed, the rules applicable to calling and holding meetings of the Board shall apply to the committee meetings. A quorum for any meeting of a committee shall consist of not less than a majority of the members in office at the time and at each meeting of the committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members present. Except as the executive committee's powers and duties may be limited or otherwise prescribed by the Board, the executive committee, during the intervals between the meetings of the Board, shall possess and may exercise all of the powers of the Board in the management and control of the business and property of the Company; and other committees shall have such powers of the Board as shall be from time to time delegated to them by the Board; provided, however, that no committee shall be empowered to elect directors to fill vacancies
                                      III-10
    among the directors or on any committee of the directors. Subject to said exceptions, persons dealing with the Company shall be entitled to rely upon any action of a committee with the same force and effect as though such action had been taken by the Board. Subject to the rights of third persons, any action of a committee shall be subject to revision or alteration by the Board. The Board is authorized to fix a reasonable compensation for members of the committees.

                                    OFFICERS

36. Officers Designated. Only the Board of Directors shall have the power to elect officers. The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and in its discretion a Chairman of the Board, a Deputy Chairman of the Board, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the Board may see fit. The Company shall have a President and a Vice President, or a Chairman and a Deputy Chairman, who shall be directors of the Company, and may have other officers who may but need not be chosen from among the directors. Any two or more of such officers other than that of President and Vice President, Chairman of the Board and Deputy Chairman of the Board, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

37. Tenure of Office. The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are chosen and qualified, except in case of resignation, death or removal. The Board may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy in any office, however created, may be filled by election by the Board.

38. Chairman of the Board. The Chairman of the Board, if any, shall have such powers and duties as appertain to that office and as may be prescribed by the Board.

39. Deputy Chairman of the Board. The Deputy Chairman of the Board, if any, shall have such powers and duties as appertain to that office and as may be prescribed by the Board.

40. President. The President shall have such powers and duties as appertain to that office and as may be prescribed by the Board.

41. Vice Presidents. The Vice Presidents in the order designated by the Board shall perform the duties of the President in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board may prescribe. In case the President and such Vice Presidents are absent or unable to perform their duties, the Board may appoint a President pro tempore.

42. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board. He or she shall keep such books as may be required by the Board, shall have charge of the seal, minute books and stock books of the Company, and shall give all notices of meetings of the shareholders and of the Board, and shall have such other powers and duties as the Board may prescribe or are prescribed by the Companies Act.

43. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, shares in other corporations and similar property belonging to the Company, and shall do with the same as may be ordered by the Board. The Treasurer shall formulate and administer credit and collection policies and procedures, and shall represent the Company in its relations with banks and other financial institutions, subject to instructions from the Board. On the expiration of the Treasurer's term of office, he or she shall turn over to his or her successor, or to the Board, all property, books, papers, and money of the Company in his or her hands.

44. Controller. The Controller shall be the chief accounting officer of the Company, and shall supervise the keeping of the financial accounts of the Company.

45. Other Officers. The other officers, if any, shall have such powers and duties as the Board may prescribe.

                                      III-11

46. Change in Power and Duties of Officers. Anything in these Bye-laws to the contrary notwithstanding, the Board may, from time to time, increase or reduce the powers and duties of the respective officers of the Company whether or not the same are set forth in these Bye-laws and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

47. Compensation. The Board is authorized to determine or to provide the method of determining the compensation of officers.

48. Bond. Any officer, if required by the Board, shall give bond for the faithful performance of his or her duties. Any surety on such bond shall be the expense of the Company.

49. Signing Checks and Other Instruments. The Board is authorized to determine or provide the method of determining how checks, notes, bills of exchange and any other instruments or documentation shall be signed, countersigned, or endorsed on behalf of the Company.

50. Authority to Transfer and Vote Securities. The Chairman of the Board, the Deputy Chairman, the President, the Secretary or the Treasurer of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                               ACCOUNTING RECORDS

51. Records of Account. The Company will cause to be kept proper records of account in accordance with the Companies Act. The records of account shall be kept at the registered office of the Company or at such other place or places as the Board of Directors thinks fit, and shall at all times be open to inspection by the directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each six month period. No shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board. A copy of the financial statements which are to be laid before the Company in general meeting, together with the auditor's report, shall be sent to each person entitled thereto in accordance with the Companies Act.

                             APPOINTMENT OF AUDITOR

52. Appointment of Auditor. The shareholders of the Company at each annual general meeting shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the shareholders appoint another auditor in accordance with the Companies Act. The remuneration of the auditor shall be fixed by the Board of Directors or in such manner as the Board may determine.

                                      III-12

                                   INDEMNITY

53. General Scope of Indemnification. The Company shall indemnify any director, officer, Resident Representative or any former director, officer or Resident Representative of the Company, or any person who is serving or has served at the request of the Company as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be made a party by reason of the fact that he or she is or was such director, officer, Resident Representative or trustee; provided always that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Act.

54. Claims by, or in Right of, the Company. In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify each person indicated in Bye-law 53 against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

55. Indemnification in Advance of Final Disposition. Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Bye-laws 53 and 54 may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, trustee or other indemnitee to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in these Bye-laws.

56. Non-Exclusive. It being the policy of the Company that indemnification of the persons specified in Bye-laws 53 and 54 shall be made to the fullest extent permitted by law, the indemnification provided by Bye-laws 53 through 56 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum of Association, the Bye-laws, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or
    (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer, or trustee. As used in this Bye-law 56, references to the "Company" include all constituent corporations in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by Bye-laws 53 through 56 shall continue as to a person who has ceased to be a director, officer, trustee or Resident Representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                      III-13

              FAIR PRICE TO SHAREHOLDERS IN BUSINESS COMBINATIONS

57. Fair Price. The affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Company on the relevant record date shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined); provided, however, that the eighty percent (80%) voting requirement shall not be applicable, and the provisions of the Companies Act and of these Bye-laws relating to the percentage of shareholder approval, if any, shall apply to any such Business Combination if:

     (a) The "Continuing Directors" of the Company (as hereinafter defined) by a two-thirds ( 2/3) vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding Class A Common Shares of the Company that caused the Related Person (as hereinafter defined) involved in the Business Combination to become a Related Person; or

     (b) If the following conditions are satisfied:

         (i) The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received in the Business Combination by holders of the Class A Common Shares of the Company, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the Company's Class A Common Shares, all as determined by two-thirds ( 2/3) of the Continuing Directors; and

         (ii) A proxy statement complying with the requirements of the United States Securities Exchange Act of 1934, as amended, shall have been mailed at least thirty (30) days prior to any vote on the Business Combination, to all shareholders of the Company for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed appropriate by two-thirds
              ( 2/3) of the Continuing Directors, the opinion of an investment banking firm selected by two-thirds ( 2/3) of the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of the Company other than the Related Person involved in the Business Combination.

58. Definitions.  For purposes of Bye-laws 57 through 59:

     (a) The term "Business Combination" means

         (i) any merger, consolidation, amalgamation or share exchange of the Company or any of its subsidiaries into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity;

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Company (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries;

        (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Company or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person;

        (iv) the issuance or transfer of any securities of the Company or any of its subsidiaries by the Company or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Company);

         (v) any reclassification of securities (including any reverse stock split), recapitalization, or any other transaction involving the Company or any of its subsidiaries, that would have the effect of increasing the voting power of a Related Person;

                                      III-14

         (vi) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person, and

        (vii) the entering into of any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

    (b) The term "Related Person" shall mean any individual, corporation, partnership or other person or entity other than the Company or any of its subsidiaries which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Regulations under the United States Securities Exchange Act of 1934 as in effect at the date of the adoption of these Bye-laws by the shareholders of the Company (collectively and as so in effect, the "Exchange Act")), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of twenty percent (20%) or more of the outstanding Class A Common Shares of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding the definition of "Beneficial Owners" in this subparagraph (b), any Class A Common Shares of the Company that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

    (c) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value, as determined by two-thirds ( 2/3) of the Continuing Directors, of the total consolidated assets of the Company and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

    (d) For the purposes of paragraph (b)(i) of Bye-law 57, in the event of a Business Combination in which the Company is the surviving corporation, the term "other consideration to be received" shall include, without limitation, Class A Common Shares or other capital stock of the Company retained by holders of the Class A Common Shares other than Related Persons or parties to such Business Combination.

    (e) The term "Continuing Directors" shall mean a director who either (i) was a member of the Board of Directors of the Company immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) was designated (before his or her initial election as director) as a Continuing Director by two-thirds of the then Continuing Directors.

    (f) A "Related Person" shall be deemed to have acquired a common share of the Company at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price paid for said shares shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

    (g) The term "Highest Per Share Price" as used in Bye-laws 57 through 59 shall mean the highest price determined by two-thirds ( 2/3) of the Continuing Directors to have been paid at any time by the Related Person for any Class A Common Share or Class A Common Shares. In determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. The Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to Class A Common Shares of the Company acquired by the Related Person.

59. Amendment or Repeal of Fair Price Bye-laws. Any amendment, change or repeal of Bye-laws 57 through 59, or any other amendment of the Company's Bye-laws which would have the effect of modifying or permitting circumvention of Bye-laws 57 through 59, shall require the favorable vote, at a meeting of the shareholders of the Company, of the holders of at least eighty percent (80%) of the voting power of the
                                      III-15

    Company on the relevant record date; provided, however, that this Bye-law 59 shall not apply to, and such eighty percent (80%) vote shall not be required for, any such amendment, change or repeal recommended to shareholders by two-thirds ( 2/3) of the Continuing Directors and such amendment, change or repeal so recommended shall require only the affirmative vote of a majority of the voting power of the Company on the relevant record date. For the purposes of this Bye-law 59 only, if at the time when any such amendment, change, or repeal is under consideration there is no proposed Business Combination (in which event, the definition of Continuing Director in paragraph (e) of Bye-law 58 would be inapplicable), the "Continuing Directors" shall be deemed to be those persons who are members of the Board of Directors of the Company at the time the Company becomes publicly traded on the New York Stock Exchange plus those persons who are Continuing Directors under clause (ii) of paragraph (e) of Bye-law 58, except that if there are no Continuing Directors under paragraph (e)(i) of Bye-law 58 then the Directors in office at the time such determination is made shall be deemed to be the Continuing Directors.

                                   AMENDMENTS

60. Amendments by Majority Vote. Except as provided in Bye-law 61, these Bye-laws may be altered, changed, or amended in any respect, or superseded by new Bye-laws, in whole or in part, by the Board of Directors, subject to approval by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Company on the relevant record date with respect thereto at an annual or special general meeting called for such purpose or without a meeting by the written consent of all of the holders of record of shares of the Company.

61. Amendments by Super Majority Vote. Notwithstanding any other provisions of these Bye-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of shares required by law or these Bye-laws, the affirmative vote of the holders of at least 80% of the Company's voting power on the relevant record date shall be required to alter, amend or repeal Bye-laws 26 and 57 through 61, except as provided in Bye-law 59.

                                      III-16

                                                                        ANNEX IV

              SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW

    1701.85 RELIEF FOR DISSENTING SHAREHOLDERS; QUALIFICATION; PROCEDURES --
(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

    (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

    (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

    (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

    (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

    (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of, the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date forbearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and to the extent not in conflict with those rules Chapter 2505 of the Revised Code. If during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suitor proceeding. Unless any provision in division (D) of this section is applicable the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

    (C) If the proposal was required to be submitted to the shareholders of the corporation fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

    (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief; and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

        (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

        (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

        (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors; or

        (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

    (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

    (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13 of the Ohio General Corporation Law contains detailed provisions for indemnification of directors and officers of Ohio corporations against expenses, judgments, fines and settlements in connection with litigation. Cooper Industries, Inc.'s Articles of Incorporation and its Directors' and Officers' Liability Insurance Policy provide for indemnification and insurance, respectively, of the directors and officers of Cooper against certain liabilities.


         In addition, on February 17, 1987 the board of directors of Cooper Industries, Inc. authorized Cooper Industries, Inc. to enter into indemnification agreements with the directors and certain officers that may be designated from time to time by the board of directors. The board's action was approved by the shareholders at their Annual Meeting on April 28, 1987. The indemnification agreements contain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his or her capacity as a director of officer of Cooper Industries, Inc.


         Cooper Industries, Ltd. is a Bermuda company. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act. In addition, Cooper Industries, Ltd. will enter into indemnification agreements with its directors and certain executive officers substantially similar to those of Cooper Industries, Inc. described above.

         Cooper Industries, Ltd. has adopted provisions in its bye-laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  2      --     Agreement and Plan of Merger among Cooper Industries, Inc.,
                Cooper Mergerco, Inc. and Cooper Industries, Ltd. (included as annex I to the proxy statement/prospectus).

  3.1    --     Memorandum of Association of Cooper Industries, Ltd. (included as annex II to the proxy statement/prospectus).

  3.2    --     Amended and Restated Bye-Laws of Cooper Industries, Ltd.
                (included as annex III to the proxy statement/prospectus).

  4.1    --     Form of Rights Agreement between Cooper Industries, Ltd. and
                EquiServe Trust Company, N.A., as Rights Agent.

  4.2    --     Form of Voting Agreement between Cooper Industries, Ltd. and
                Cooper Industries, Inc.

  5.1    --     Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.


                                    Part II-1

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  8.1    --     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
                certain tax matters.

  8.2    --     Opinion of Appleby, Spurling & Kempe as to certain tax matters
                (included in Exhibit 5.1).

  8.3    --     Opinion of Ernst & Young LLP as to certain tax matters.

 23.1*   --     Consent of Ernst & Young LLP.

 23.2    --     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

 23.3    --     Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1).

 23.4    --     Consent of Ernst & Young LLP (included in Exhibit 8.3).

 24      --     Powers of Attorney.

 99.1*   --     Form of proxy card.


---------
*     Filed herewith


ITEM 22.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement

                                    Part II-2
relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                    Part II-3

                        SIGNATURES AND POWERS OF ATTORNEY


         Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Houston, Texas, on March 8, 2002.


                                           COOPER INDUSTRIES, LTD.
                                             (Registrant)



                                           By: /s/ H. JOHN RILEY, JR.
                                               ---------------------------------
                                               H. John Riley, Jr.
                                               Chairman, President and Chief
                                               Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacity and on the dates indicated.


       SIGNATURE                         TITLE                         DATE
       ---------                         -----                         ----
 /s/ H. JOHN RILEY, JR.       Chairman, President and Chief        March 8, 2002
---------------------------   Executive Officer/Director
     H. John Riley, Jr.

/s/ D. BRADLEY McWILLIAMS     Senior Vice President and Chief      March 8, 2002
---------------------------   Financial Officer/Director
    D. Bradley McWilliams

  /s/ JEFFREY B. LEVOS        Vice President and Controller and    March 8, 2002
--------------------------    Chief Accounting Officer
      Jeffrey B. Levos

 /s/ DIANE K. SCHUMACHER      Director                             March 8, 2002
--------------------------
     Diane K. Schumacher


                                    Part II-4

                                  EXHIBIT INDEX


EXHIBIT
  NO.           DESCRIPTION
-------         -----------
 2       --     Agreement and Plan of Merger among Cooper Industries, Inc.,
                Cooper Mergerco, Inc. and Cooper Industries, Ltd. (included as annex I to the proxy statement/prospectus).

 3.1     --     Memorandum of Association of Cooper Industries, Ltd. (included as annex II to the proxy statement/prospectus).

 3.2     --     Amended and Restated Bye-Laws of Cooper Industries, Ltd.
                (included as annex III to the proxy statement/prospectus).

 4.1     --     Form of Rights Agreement between Cooper Industries, Ltd. and
                EquiServe Trust Company, N.A., as Rights Agent.

 4.2     --     Form of Voting Agreement between Cooper Industries, Ltd. and
                Cooper Industries, Inc.

 5.1     --     Opinion of Appleby, Spurling & Kempe as to the legality of the securities being issued.

 8.1     --     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
                certain tax matters.

 8.2     --     Opinion of Appleby, Spurling & Kempe as to certain tax matters
                (included in Exhibit 5.1).

 8.3     --     Opinion of Ernst & Young LLP as to certain tax matters.

 23.1*   --     Consent of Ernst & Young LLP.

 23.2    --     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

 23.3    --     Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1).

 23.4    --     Consent of Ernst & Young LLP (included in Exhibit 8.3).

 24      --     Powers of Attorney.

 99.1*   --     Form of proxy card.


---------

*     Filed herewith